================================================================================



                               CREDIT AGREEMENT


                                     among


                              MARKEL CORPORATION,
                                 as Borrower,



                             MARKEL HOLDINGS INC.,
                                 as Guarantor,



                           THE LENDERS NAMED HEREIN,


                                      and


                          FIRST UNION NATIONAL BANK,
                                   as Agent


                      $500,000,000 Senior Credit Facility


                      Lead Arranger and Sole Book-Runner:
                         FIRST UNION SECURITIES, INC.


                         Dated as of December 21, 1999


================================================================================

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
RECITALS....................................................................................................   1

                                                    ARTICLE I

                                                   DEFINITIONS

1.1   Defined Terms.........................................................................................   1
1.2   Accounting Terms......................................................................................  20
1.3   Other Terms; Construction.............................................................................  21

                                                   ARTICLE II

                                          AMOUNT AND TERMS OF THE LOANS

2.1   Commitments...........................................................................................  21
2.2   Borrowings............................................................................................  21
2.3   Disbursements; Funding Reliance; Domicile of Loans....................................................  22
2.4   Notes.................................................................................................  23
2.5   Termination and Reduction of Commitments..............................................................  23
2.6   Mandatory Payments and Prepayments....................................................................  24
2.7   Voluntary Prepayments.................................................................................  24
2.8   Interest..............................................................................................  25
2.9   Fees..................................................................................................  26
2.10  Interest Periods......................................................................................  27
2.11  Conversions and Continuations.........................................................................  27
2.12  Method of Payments; Computations......................................................................  28
2.13  Recovery of Payments..................................................................................  29
2.14  Use of Proceeds.......................................................................................  30
2.15  Pro Rata Treatment....................................................................................  30
2.16  Increased Costs; Change in Circumstances; Illegality; etc.............................................  31
2.17  Taxes.................................................................................................  33
2.18  Compensation..........................................................................................  35
2.19  Replacement of Lenders................................................................................  36

                                                   ARTICLE III

                                             CONDITIONS OF BORROWING

3.1   Conditions of Initial Borrowing.......................................................................  37
3.2   Conditions of All Borrowings..........................................................................  40

                                                   ARTICLE IV

                                         REPRESENTATIONS AND WARRANTIES

4.1   Organization; Power; Qualification....................................................................  41
4.2   Ownership.............................................................................................  41
4.3   Authorization.........................................................................................  41
4.4   Compliance of Agreement with Laws, Etc................................................................  41
4.5   Compliance with Law; Governmental Approvals...........................................................  42
4.6   Litigation............................................................................................  42
4.7   Tax Returns and Payments..............................................................................  42
4.8   Intellectual Property Matters.........................................................................  42
4.9   Environmental Matters.................................................................................  43
4.10  ERISA.................................................................................................  44
4.11  Margin Stock..........................................................................................  45
4.12  Government Regulation.................................................................................  45
4.13  Material Contracts....................................................................................  45
4.14  Burdensome Provisions.................................................................................  45
4.15  Financial Matters.....................................................................................  45
4.16  No Material Adverse Change............................................................................  47
4.17  Year 2000 Compatibility...............................................................................  47
4.18  Reinsurance Agreements................................................................................  47
4.19  Absence of Defaults...................................................................................  48
4.20  Transaction Documents.................................................................................  48
4.21  Consummation of Transactions..........................................................................  48
4.22  Accuracy and Completion of Information................................................................  48

                                                    ARTICLE V

                                              AFFIRMATIVE COVENANTS

5.1   GAAP Financial Statements.............................................................................  49
5.2   Statutory Financial Statements........................................................................  49
5.3   Other Business and Financial Information..............................................................  50
5.4   Accuracy of Information...............................................................................  52
5.5   Taxes.................................................................................................  52
5.6   Insurance.............................................................................................  53
5.7   Corporate Existence; Franchises.......................................................................  53
5.8   Properties............................................................................................  53
5.9   ERISA.................................................................................................  53
5.10  Investment Guidelines.................................................................................  53
5.11  Compliance with Laws..................................................................................  54
5.12  Accounting Methods and Financial Records..............................................................  54
5.13  Visits and Inspections................................................................................  54
5.14  Conduct of Business...................................................................................  54
5.15  Year 2000 Compatibility...............................................................................  54
5.16  Further Assurances....................................................................................  54

                                                   ARTICLE VI

                                               FINANCIAL COVENANTS

6.1   Leverage Ratio........................................................................................  55
6.2   Interest Coverage Ratio...............................................................................  55
6.3   Debt Service Reserve..................................................................................  55
6.4   Terra Nova UK Interest Reserve........................................................................  55
6.5   Statutory Capital and Surplus.........................................................................  55

                                                   ARTICLE VII

                                               NEGATIVE COVENANTS

7.1   Indebtedness..........................................................................................  56
7.2   Liens.................................................................................................  58
7.3   Merger, Acquisition, Sale of Assets and Liquidation...................................................  59
7.4   Acquisitions; Investments.............................................................................  60
7.5   Transactions with Excluded Subsidiaries and Affiliates................................................  60
7.6   Use of Proceeds.......................................................................................  60
7.7   Certain Accounting Changes............................................................................  60
7.8   No Other Negative Pledges.............................................................................  60
7.9   Minimum Claims-Paying Rating..........................................................................  61
7.10  Additional Securities.................................................................................  61

                                                  ARTICLE VIII

                                                EVENTS OF DEFAULT

8.1   Events of Default.....................................................................................  61
8.2   Remedies: Termination of Commitments, Acceleration, etc...............................................  63
8.3   Remedies:  Set-Off....................................................................................  64

                                                   ARTICLE IX

                                                    Guaranty

9.1   Guaranty..............................................................................................  64
9.2   Right of Set-Off......................................................................................  65
9.3   No Subrogation........................................................................................  65
9.4   Amendments, etc. with respect to the Obligations; Waiver of Rights....................................  65
9.5   Guaranty Absolute and Unconditional...................................................................  66
9.6   Reinstatement.........................................................................................  67
9.7   Payments..............................................................................................  67

                                                    ARTICLE X

                                                    THE AGENT

10.1   Appointment...........................................................................................  67
10.2   Nature of Duties......................................................................................  67
10.3   Exculpatory Provisions................................................................................  68
10.4   Reliance by Agent.....................................................................................  68
10.5   Non-Reliance on Agent and Other Lenders...............................................................  69
10.6   Notice of Default.....................................................................................  69
10.7   Indemnification.......................................................................................  69
10.8   The Agent in its Individual Capacity..................................................................  70
10.9   Successor Agent.......................................................................................  70

                                                    ARTICLE XI

                                                  MISCELLANEOUS

11.1   Fees and Expenses.....................................................................................  71
11.2   Indemnification.......................................................................................  71
11.3   Governing Law; Consent to Jurisdiction................................................................  72
11.4   Waiver of Jury Trial..................................................................................  72
11.5   Notices...............................................................................................  73
11.6   Amendments, Waivers, etc..............................................................................  73
11.7   Assignments, Participations...........................................................................  74
11.8   No Waiver.............................................................................................  76
11.9   Successors and Assigns................................................................................  77
11.10  Survival..............................................................................................  77
11.11  Severability..........................................................................................  77
11.12  Construction..........................................................................................  77
11.13  Confidentiality.......................................................................................  77
11.14  Counterparts; Effectiveness...........................................................................  78
11.15  Disclosure of Information.............................................................................  78
11.16  Entire Agreement......................................................................................  78

                                   EXHIBITS

Exhibit A        Form of Note
Exhibit B-1      Form of Notice of Borrowing
Exhibit B-2      Form of Notice of Conversion/Continuation
Exhibit C-1      Form of Compliance Certificate (GAAP)
Exhibit C-2      Form of Compliance Certificate (SAP)
Exhibit D        Form of Assignment and Acceptance
Exhibit E        Form of Opinion of McGuire, Woods, Battle & Boothe LLP
Exhibit F        Form of Financial Condition Certificate



                                   SCHEDULES

Schedule 3.1     Corporate Structure
Schedule 4.2     Subsidiaries
Schedule 7.1     Indebtedness
Schedule 7.2     Liens

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of the 21/st/ day of December, 1999 (this "Agreement"), is made among MARKEL CORPORATION, a Virginia corporation with its principal offices in Glen Allen, Virginia (the "Borrower"), MARKEL HOLDINGS INC., a Virginia corporation with its principal offices in Glen Allen, Virginia ("Holdings"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS

     A. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $500,000,000. The Borrower will use the proceeds of this facility to finance in part the acquisition of Terra Nova (Bermuda) Holdings Ltd., to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, and for working capital and general corporate purposes, all as more fully described herein.

     B. The Lenders are willing to make available to the Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1  Defined Terms. For purposes of this Agreement, in addition to the
          -------------
terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Parent directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any

Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

     "Acquisition Documents" shall mean the Merger Agreement and all other material documents and instruments executed or delivered in connection with the Terra Nova Acquisition.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means (a) the power to vote twenty percent (20%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no individual shall be deemed an Affiliate of a specified Person solely by reason of his or her being a director, officer or employee of such specified Person or any of its Subsidiaries.

     "Agent" shall mean First Union, in its capacity as Agent appointed under
Article X, and its successors and permitted assigns in such capacity.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "AIIC" shall mean Associated International Insurance Company, a California insurance company.

     "A.M. Best" shall mean A. M. Best & Company and any successor thereto.

     "Annual Statement" shall mean, with respect to any Insurance Subsidiary, the statutory annual financial statement of such Insurance Subsidiary as is required to be filed with the applicable Governmental Authority of its jurisdiction of domicile, together with all exhibits and schedules filed therewith. References herein to items on particular pages, lines, columns, exhibits and schedules to an Annual Statement are based on the format promulgated by the National Association of Insurance Commissioners for 1998 Statutory Annual Statements, and if such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood and agreed that the reference contained herein is to the item of information consistent with that reported in the referenced item in the 1998 Annual Statement of such Insurance Subsidiary.

     "Applicable Law" shall mean all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin Percentage" shall mean, (a) at any time from and after the Closing Date, the applicable percentage to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and
(b) at any time from and after the earlier of the Closing Date and February 1, 2000, the applicable percentage to be used in calculating the commitment fee payable pursuant to Section 2.9(c), in each case as determined under the following matrix with reference to the Borrower's senior unsecured debt rating, or if the Borrower does not then have a senior unsecured debt rating, Holding's senior unsecured debt rating, by Standard & Poor's, Duff & Phelps, A.M. Best, and Moody's (in each case based upon the higher of the rating of Standard & Poor's and the highest rating of the other three rating agencies):

                                                                                          Applicable Margin
                         Standard & Poor's/                     Applicable                  Percentage for
                      Duff & Phelps/A.M Best/              Margin Percentage for              Unutilized
     Level                Moody's Rating                       LIBOR Loans                 Commitments Fee
     -----                --------------                       -----------                 ---------------
       I                A-/A-/a-/A3 or above                      1.000%                         0.20%

      II                 BBB+/BBB+/bbb+/Baa1                      1.125%                         0.25%

      III                 BBB/BBB/bbb/Baa2                        1.250%                         0.30%

      IV                 BBB-/BBB-/bbb-/Baa3                      1.500%                         0.35%

       V              Below BBB-/BBB-/bbb-/Baa3                   2.500%                         0.50%

Notwithstanding anything set forth herein to the contrary, if at any time the difference between the senior unsecured debt rating of Standard & Poor's and the highest senior unsecured debt rating of the other three rating agencies is more than one rating grade, then for purposes of determining the applicable level set forth above, the applicable rating shall be one rating grade higher than the lower of such two ratings. If the rating system of Standard & Poor's, Duff & Phelps, A.M. Best or Moody's changes, or if any such rating agency ceases to be in the business of rating corporate debt obligations, the Borrower and the Lenders agree to negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or nonavailability of ratings from such rating agency.

On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to Section 2.9(c) shall be adjusted effective as of such date in accordance with the above matrix. For purposes of this definition, "Adjustment Date" shall mean the fifth
(5th) Business Day after the announcement by Standard & Poor's, Duff & Phelps, A.M. Best or Moody's of any change in its rating with respect to the Borrower's senior unsecured debt.

Notwithstanding anything herein to the contrary, until delivery of the first Compliance Certificate after the Closing Date pursuant to Section 5.3(a), such Applicable Margin Percentages shall be determined in accordance with Level III of the above matrix (notwithstanding the actual level).

     "Assignee" shall have the meaning given to such term in Section 11.7(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of Exhibit D.

     "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

     "Available Dividend Amount" shall mean, with respect to any U.S. Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is or, if such period were a fiscal year, would be permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under Applicable Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such U.S. Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

     "Bankruptcy Code" shall mean 11 U.S.C. (S)(S) 101 et seq., as amended from
                                                       -- ---
time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Base Rate.

     "Borrower Non-Insurance EBITDA" shall mean, for any period, the aggregate (without duplication) of the following for each Subsidiary of the Borrower that is neither (a) an Insurance Subsidiary, (b) a Subsidiary of an Insurance Subsidiary, or (c) the Target or one of its Subsidiaries: (i) net income (or loss) for each such Subsidiary, determined in accordance with GAAP, plus (ii)
                                                                    ----
the sum of Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of net income (or loss) in clause (i) above.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank Eurodollar market.

     "Capital Lease" shall mean, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Person and its Subsidiaries.

     "Capital Lease Obligation" shall mean, at any time, the amount that should, in accordance with GAAP, be reported as of such time as a liability on the balance sheet of the lessee with respect to a Capital Lease.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America,
(ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i) through (iv) above.

     "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 11.7(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C-1 or C-2, together with a Covenant Compliance Worksheet.

     "Consolidated Indebtedness" shall mean, at any time, the aggregate (without duplication) of all Indebtedness of the Parent and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP but excluding
                                                                 --- ---------
(i) reimbursement obligations of the Parent or its Subsidiaries with respect to letters of credit that have been collateralized in full, and (ii) any Indebtedness of any Subsidiary that is an Excluded Subsidiary as of such date.

     "Consolidated Interest Expense" shall mean, for any period for any Person, Interest Expense for such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income Before Interest of Target" shall mean, for any period, the sum (without duplication) of (i) net income (or loss) for the Target and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) Consolidated Interest Expense of the Target to the extent taken into account in the calculation of net income (or loss) in clause (i) above.

     "Consolidated Net Worth" shall mean, at any time, the net worth of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP but (i) excluding any Disqualified Capital Stock and any net worth attributable to Excluded Subsidiaries, (ii) including the aggregate outstanding amount (without duplication) of any Qualified Debt Obligations (but not any Qualified Debt Obligation that is also Disqualified Capital Stock) and
(iii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

     "Consolidated Total Assets" shall mean, at any time, the aggregate (without duplication) of all assets of the Parent and its Subsidiaries that are required to be included on the asset side of the consolidated balance sheet of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

     "Contingent Obligation" shall mean, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include (i) obligations under insurance or reinsurance policies, or (ii) endorsements for collection or deposit in the ordinary course of business.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C-1 or C-2.

     "Credit Documents" shall mean this Agreement, the Notes, the Fee Letter, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Borrower, Holdings or any of their Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Debt Service" shall mean, for any period for any Person, the aggregate (without duplication) of all principal and Interest Expense required to be paid or accrued by such Person during such period in respect of Indebtedness; provided, however, that for the Borrower and Holdings, Debt Service shall not
--------  -------
include any principal required to be paid by such Person with respect to the Markel Senior Notes.

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that
                                                     --------  -------
only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Dollars" or "$" shall mean, unless otherwise qualified, dollars in lawful currency of the United States.

     "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. and any successor thereto.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having combined capital and surplus in excess of $500,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having combined capital and surplus in excess of $1,000,000,000, provided that such bank or other financial institution
                          --------
is
acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, or (v) any other Person approved by the Required Lenders, which approval of the Required Lenders shall not be unreasonably withheld, and the Borrower (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing).

     "Eligible Investments" shall mean, for any Person, the securities owned by such Person that are traded on a recognized United States or United Kingdom stock exchange or other financial market in a sufficiently active manner to enable daily mark to market accounting but excluding limited partnerships, real estate (other than publicly traded real estate investment trusts), investments in Affiliates of such Person, private placements, and other similar securities.

     "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Parent or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Parent or any current or former ERISA Affiliate.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of any court or Governmental Authority, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S). 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S). 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S). 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S). 1251 et seq.), the Clean Air Act (42 U.S.C. (S). 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S). 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. (S). 300 et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. (S). 651 et seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing, as such statutes, rules and regulations are amended or modified from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" shall mean any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Internal Revenue Code or Section 4001(b) of ERISA.

     "Event of Default" shall have the meaning given to such term in Section
8.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "Excluded Subsidiary" shall mean any Subsidiary of the Parent that (i) is a Pledged Subsidiary, (ii) has Indebtedness outstanding that is permitted pursuant to Section 7.1(xviii), or (iii) is a Subsidiary of another Excluded Subsidiary.

         "Existing Credit Agreement" shall mean the Credit Agreement, dated April 23, 1998, by and among the Borrower, the lenders referred to therein and First Union, as agent.

         "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" shall mean the letter from First Union to the Borrower, dated September 21, 1999, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

         "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit F, together with the attachments thereto.

         "Financial Officer" shall mean, with respect to the Borrower or Holdings, the chief financial officer, vice president - finance, principal accounting officer, treasurer or controller of the Borrower or Holdings.

         "GAAP" shall mean United States generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

         "Governmental Approvals" shall mean all authorizations, consents, approvals, licenses, certificates of authority and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" shall mean any nation, province, state or political subdivision thereof and any central bank thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing which acts in a governmental capacity.

         "Hazardous Materials" shall mean any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass or pose a health or safety hazard to persons or neighboring properties,
(f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedge Agreement" shall mean any Interest Rate Agreement or any other agreement relating to a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Indebtedness" shall mean, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person and, with respect to the Parent and its Subsidiaries, obligations incurred in connection with the acquisition of Pledged Subsidiaries, (b) all obligations to pay the deferred purchase price of property or services of any such Person (other than trade payables due from such Person and arising in the ordinary course of business), (c) all Capital Lease Obligations of such Person, (d) all Indebtedness of any other Person secured by a Lien on any asset of any such Person regardless of whether the Indebtedness shall have been assumed by such Person or is nonrecourse to the credit of such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relating to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person (but excluding any obligation relating to an undrawn
                            -------------
letter of credit if the undrawn letter of credit is issued in connection with a liability for which a reserve has been established by such Person or one of its Subsidiaries in accordance with GAAP), (g) all obligations incurred by any such Person pursuant to any Interest Rate Agreements which are due and payable, (h) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock; provided,
                                                                 --------
however, that the term "Indebtedness" shall not include (i) any Qualified Debt
-------
Obligation that is not also Disqualified Capital Stock, or (ii) any obligations with respect to any Terra Nova Senior Notes to the extent held by the Parent or a Wholly-Owned Subsidiary of the Parent.

         "Insurance Subsidiary" shall mean a Subsidiary the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required thereby to be regulated with the Applicable Law of its jurisdiction of domicile.

         "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

         "Interest Coverage Ratio" shall mean, as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of:

                  (a) the sum (without duplication) of (i) the lesser of (A) the Liquid Assets of the Borrower as of such date (plus, if the aggregate principal amount of Indebtedness outstanding under the Terra Nova Senior Notes as of such date is less than $50,000,000, the Liquid Assets of Holdings as of such date) and (B) the sum of (x) the amount of Liquid Assets required by Section 6.3 to be maintained by the Borrower (and Holdings, if applicable) as of such date and (y) two (2) times the sum of dividends paid by the Parent during the Measurement Period and stock repurchases by the Parent during the Measurement Period, (ii) the lesser of (A) the sum of the Liquid Assets of the Target and Terra Nova UK as of such date and (B) the amount of Liquid Assets required by Section 6.4 to be maintained by Terra Nova UK as of such date, (iii) the aggregate Available Dividend Amount for the U.S. Insurance Subsidiaries (other than each U.S. Insurance Subsidiary that is a Subsidiary of another U.S. Insurance Subsidiary) for the Measurement Period, (iv) Consolidated Net Income Before Interest of Target for the Measurement Period, (v) Borrower Non-Insurance EBITDA for the Measurement Period, (vi) Net Tax Sharing Payments for the Measurement Period, and (vii) management fees paid to the Borrower by its Subsidiaries during the Measurement Period pursuant to executed management agreements; to

                  (b) the sum (without duplication) of (i) Consolidated Interest Expense of the Parent for the Measurement Period, (ii) dividends paid by the Parent during the Measurement Period, and (iii) stock repurchases by the Parent during the Measurement Period.

Notwithstanding anything in this Agreement to the contrary, for purposes of the determination of the foregoing ratio as of the last day of any fiscal quarter, clauses (iii), (iv), (v), (vi) and (vii) of subsection (a) above and clause (i) of subsection (b) above shall not include any amounts that would be contributed thereto by Excluded Subsidiaries.

In addition, notwithstanding anything in this Agreement to the contrary, for purposes of the determination of the foregoing ratio as of the last day of the first four fiscal quarters ending immediately after the Closing Date, (1) each of clauses (iv) and (vi) of subsection (a) above shall be determined on a pro
                                                                          ---
forma basis in accordance with GAAP as if the Target and its Subsidiaries had
-----
been consolidated with Holdings for such periods, (2) clause (iii) of subsection
(b) shall be determined based upon the stock repurchases (x) by the Borrower for the portion of the Measurement Period prior to and including the Closing Date, and (y) by Holdings for the portion of the Measurement Period including and after the Closing Date, and (3) each of clauses (i) and (ii) of subsection (b) above shall be determined as follows: (w) as of the last day of the first fiscal quarter ending immediately after the Closing Date, each such clause shall be determined for such fiscal quarter pro forma as if the Closing Date had been the first day of such fiscal quarter (each, a "Pro Forma Amount") and multiplied by 4, (x) as of the last day of the second fiscal quarter ending immediately after the Closing Date, each such clause shall be determined by multiplying the sum of the Pro Forma Amount for such clause plus the amount as determined under such
                                     ----
clause for the second fiscal quarter ending immediately after the Closing Date by 2, (y) as of the last day of the third fiscal quarter ending immediately after the Closing Date, each such clause shall be determined by multiplying the sum of the Pro Forma Amount for such clause plus the amount as determined under
                                            ----
such clause for the second and third fiscal quarters ending immediately after the Closing Date by 4/3, and (z) as of the last day of the fourth fiscal quarter ending immediately after the Closing Date, each of such clause shall be the sum of the Pro Forma Amount for such clause plus the amount as determined under such
                                        ----
clause for the second, third and fourth fiscal quarters ending immediately after the Closing Date.

         "Interest Expense" shall mean, for any Person, the sum (without duplication) of (i) total interest expense of such Person for such period in respect of Indebtedness and Qualified Debt Obligations of such Person (including, without limitation, all such interest expense accrued during such period, whether or not actually paid during such period), (ii) all net amounts payable or receivable under or in respect of Interest Rate Agreements, to the extent paid, received or accrued by such Person during such period, and (iii) all commitment fees and other ongoing fees in respect of Indebtedness and Qualified Debt Obligations paid or accrued by such Person during such period.

         "Interest Period" shall have the meaning given to such term in Section 2.10.

         "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i)(y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are being offered to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 11.7, and their respective successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Leverage Ratio" shall mean, as of any date, the ratio of (i) Consolidated Indebtedness as of such date, to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Liquid Assets" shall mean, as of any date for any Person, the aggregate (without duplication) fair market value of all cash, Cash Equivalents and Eligible Investments of such Person as of such date that are not subject to any Liens; provided, however, that the fair market value of the Eligible
           --------  -------
Investments held by any Person as of such date shall be deemed to be the fair market value of the Eligible Investments held by such Person as of the following date: (a) if the date of determination is the last day of a calendar month or fiscal quarter, as of such date of determination, and (b) if the date of determination is any other day, as of the later of (i) the last day of the immediately preceding calendar month or (ii) the day that is five (5) Business Days before the day of the most recent Borrowing hereunder.

         "Lloyd's of London" shall mean the Society of Lloyd's of London, the Council of Lloyd's of London, or any other Person similarly associated with Lloyd's of London.

         "Lloyd's Syndicate" shall mean a syndicate of Lloyd's of London underwriters that is registered with the Department of Trade and Industry (U.K.) and whose obligations are covered by Lloyd's American Trust Fund.

         "Loans" shall have the meaning given to such term in Section 2.1.

         "Margin Stock" shall have the meaning given to such term in Regulation
U.

         "Markel Senior Notes" shall mean the notes of the Borrower issued pursuant to the Indenture, dated as of October 26, 1993, between the Borrower and the Chase Manhattan Bank (National Association).

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), results of operations, business or assets of the Parent and its Subsidiaries, taken as a whole, other than (a) any changes solely in the market price of the shares of common stock of the Borrower or the Target or (b) any changes resulting from (i) changes in general economic conditions, (ii) changes in the market level of investment portfolios, and (iii) changes affecting the property and casualty insurance industry in general.

         "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), results of operations, business or assets of the Parent and its Subsidiaries, taken as a whole, (ii) the ability of the Parent or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

         "Material Contract" shall mean (a) any contract or other agreement, written or oral, of the Parent or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $10,000,000, or (b) any other contract or agreement, written or oral, of the Parent or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided that the term Material Contract shall
                                --------
not include any insurance or reinsurance policy or contract.

         "Material Insurance Subsidiary" shall mean an Insurance Subsidiary that is a Material Subsidiary.

         "Material Pension Plan" shall mean a Pension Plan or Pension Plans having Unfunded Liabilities in excess of $15,000,000.

         "Material Subsidiary" shall mean (a) before the consummation of the Acquisition, Holdings, (b) after the consummation of the Acquisition, the Borrower (unless the Borrower and Holdings have merged or otherwise consolidated) and the Target, and (c) at all times, any other Subsidiary of the Parent (i) whose assets (excluding intercompany accounts) are in excess of ten percent (10%) of the total assets of the Parent and its Subsidiaries, (ii) to which ten percent (10%) or more of the gross revenues of the Parent and its Subsidiaries are attributable, or (iii) to which ten percent (10%) or more of the net income of the Parent and its Subsidiaries are attributable, in each case determined on a consolidated basis in accordance with GAAP as of (and, with respect to gross revenues and net income, for the period of four fiscal quarters ending on) the last day of the fiscal quarter then most recently ended for which financial statements and a Covenant Compliance Worksheet have been delivered pursuant to Section 5.1 and
Section 5.3.

         "Maturity Date" shall mean December 31, 2004.

         "Merger Agreement" shall mean the Agreement and Plan of Merger and Scheme of Arrangement, dated August 15, 1999, between the Borrower and the Target, as such agreement may be amended, modified, or supplemented from time to time.

         "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Parent or any ERISA Affiliate is making, is accruing an obligation to make or has made contributions within the preceding six years.

         "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

         "Net Tax Sharing Payments" shall mean, for any period, (i) the aggregate (without duplication) of all payments made or to be made to the Parent by its Subsidiaries pursuant to tax sharing or tax allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, minus (ii) the aggregate (without duplication) of all foreign, federal, state or local income, franchise and other tax payments made or to be made by the Parent in respect of taxable income realized during such period and any payments made or to be made by the Parent during such period pursuant to such tax sharing or tax allocation agreement or arrangement. For purposes of the Interest Coverage Ratio, if the amount in clause (ii) exceeds the amount in clause (i) hereof, the result shall be expressed as a negative amount.

         "Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Notice of Borrowing" shall have the meaning given to such term in
Section 2.2(b).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower or Holdings to the Agent, any Lender, or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Parent" shall mean (i) until such time as the Borrower becomes a Wholly-Owned Subsidiary of Holdings, the Borrower, and (ii) thereafter, Holdings; provided, however, that if at any time, the Borrower and Holdings
          --------  -------
should merge or otherwise consolidate, the "Parent" shall mean the surviving corporation of such merger or consolidation.

         "Participant" shall have the meaning given to such term in Section 11.7(d).

         "Pension Plan" shall mean any Employer Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Internal Revenue Code and which (a) is maintained for employees of the Parent or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Parent or any of its current or former ERISA Affiliates.

         "Permitted Indebtedness" shall have the meaning given to such term in
Section 7.1.

         "Permitted Liens" shall have the meaning given to such term in Section 7.2.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof specifically listed herein.

         "Pledged Subsidiary" shall mean a Subsidiary of the Parent, any of the Capital Stock of which is subject to a Stock Acquisition Lien or any other Lien.

         "Pro Forma Balance Sheet" shall have the meaning given to such term in
Section 4.15(c).

         "Projections" shall have the meaning given to such term in Section 4.15(d).

         "Qualified Debt Obligations" shall mean, without duplication, (a) Indebtedness securities of a Person that (i) permit the deferral of principal and interest payments for a period of up to five years (but not beyond the maturity date), as elected by such Person, (ii) have a maturity for payment of principal of not less than ten (10) years after the date of issuance, and (iii) include provisions making the Indebtedness thereunder expressly subordinate to all other Indebtedness of such Person; (b) preferred securities issued by a Subsidiary, the sole purpose of which is to issue such preferred securities and invest the proceeds thereof in Indebtedness securities of the type described in clause (a) above, and which preferred securities are payable solely out of the proceeds of payments on account of such Indebtedness securities; and (c) the obligations recorded on the consolidated balance sheet of such Person and its Subsidiaries with respect to Indebtedness securities of the type described in clause (a) above and preferred securities of the type described in clause (b) above.

         "Qualified Trust" shall mean any statutory business trust, all of the common securities of which are owned by the Borrower or Holdings, that is the issuer of Qualified Debt Obligations and that holds as its sole assets Indebtedness securities described in clause (a) of the definition of Qualified Debt Obligations.

         "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary, the statutory quarterly financial statement of such Insurance Subsidiary as is required to be filed with the applicable Governmental Authority of its jurisdiction of domicile, with all exhibits and schedules filed therewith.

         "Register" shall have the meaning given to such term in Section
11.7(b).

         "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reinsurance Agreement" shall mean a reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification or similar arrangement with respect to insurance.

         "Required Lenders" shall mean the Lenders holding outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, outstanding Loans) representing more than fifty-one percent (51%) of the aggregate at such time of all outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans).

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Responsible Officer" shall mean, with respect to the Borrower, Holdings or the Target, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Person, and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

         "Restricted Margin Stock" shall mean Margin Stock owned by the Parent or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the property and assets of the Parent and its Subsidiaries (other than any Margin Stock) that is subject to the provisions of Sections 7.2 and 7.3.

         "Sale-Leaseback Transaction" shall mean any arrangement under which the Parent or any Subsidiary sells or transfers any of the real estate or other fixed assets then owned by it and thereupon or within one year thereafter the Parent or any Subsidiary rents or leases the assets so sold or transferred.

         "SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its jurisdiction of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent statutory financial statements described in Section 4.15(b) (except where changes are required by the relevant Insurance Regulatory Authority).

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Standard & Poor's shall mean Standard and Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.

         "Statutory Capital and Surplus" shall mean, as to any Insurance Subsidiary, the "surplus as regards policyholders" as of the end of each of its fiscal quarters, as reported on line 27, column 1, page 3 of the Annual Statement of such Insurance Subsidiary in the case of calculations made as of the last day of any fiscal year of such Insurance Subsidiary, or as determined in a consistent manner for any date other than one of which an Annual Statement is prepared.

         "Stock Acquisition Lien" shall mean (i) any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind upon any Capital Stock of any Subsidiary of the Parent acquired after the date hereof, if such Stock Acquisition Lien is given for the purpose of financing, and does not exceed, the cost to the Parent or any Subsidiary of acquiring the Capital Stock or property of the acquired Insurance Subsidiary and such financing is effected concurrently with, or within six months after, the date of such acquisition, and (ii) any extension, renewal or refinancing of any such Stock Acquisition Lien as long as the principal amount of obligations secured thereby does not exceed the principal amount of obligations secured immediately prior to such extension, renewal or refinancing.

         "Subsidiary" shall mean as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Parent. For purposes of this Agreement, prior to the consummation of the Terra Nova Acquisition, Holdings shall be deemed to be a Subsidiary of the Borrower (notwithstanding the actual holders, if any, of the Capital Stock of Holdings).

         "Target" shall mean Terra Nova (Bermuda) Holdings Ltd., a Bermuda corporation.

         "Terminating Senior Indebtedness" shall mean (i) all Indebtedness of the Borrower under the Existing Credit Agreement, and (ii) all other Indebtedness of the Borrower, Holdings or any of their Subsidiaries (other than Permitted Indebtedness).

         "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.5 or Section 8.2.

         "Termination Event" shall mean (a) a "Reportable Event" described in
Section 4043 of ERISA which is required to be reported to the PBGC and which is likely to result in an unfunded liability to the Parent or any ERISA Affiliate in excess of $10,000,000, or (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA and which is likely to result in an unfunded liability to the Parent or any ERISA Affiliate in excess of $10,000,000, or (c) the termination of a Material Pension Plan, the filing of a notice of intent to terminate a Material Pension Plan or the treatment of a Material Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan and the plan sponsor notifies the Parent or ERISA Affiliate that the Parent or ERISA Affiliate has incurred a withdrawal liability requiring payment in excess of $10,000,000, or (g) the imposition of a Lien pursuant to Section 412 of the Internal Revenue Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA and which is likely to result in an unfunded liability to the Parent or any ERISA Affiliate in excess of $10,000,000, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA and which is likely to result in an unfunded liability to the Parent or any ERISA Affiliate in excess of $10,000,000.

         "Terra Nova Acquisition" shall mean the consummation of the transactions contemplated by the Merger Agreement.

         "Terra Nova Capital" shall mean Terra Nova Capital Limited, a United Kingdom corporation.

         "Terra Nova Insurance Bermuda" shall mean Terra Nova (Bermuda) Insurance Company Ltd., a Bermuda insurance company.

         "Terra Nova Insurance UK" shall mean Terra Nova Insurance Company Limited, a United Kingdom insurance company.

         "Terra Nova Senior Notes" shall mean (i) the 7.2% Senior Notes, due August 15, 2007, of Terra Nova UK issued pursuant to the Indenture, dated August 26, 1997, between Terra Nova UK as issuer, the Target as guarantor and The Chase Manhattan Bank as trustee, and (ii) the 7% Senior Notes, due May 15, 2008, of Terra Nova UK issued pursuant to the Indenture, dated May 18, 1998, between Terra Nova UK as issuer, the Target as guarantor and The Chase Manhattan Bank as trustee.

         "Terra Nova UK" shall mean Terra Nova Insurance (UK) Holdings plc, a United Kingdom corporation.

         "Transaction Documents" shall mean, collectively, the Credit Documents, the Acquisition Documents and any and all other material agreements, certificates, instruments and documents heretofore, now or hereafter executed by or in behalf of the Borrower, Holdings or any of their Subsidiaries with respect to any of the foregoing or with respect to the Transactions, in each case without regard to any amendments, modifications or supplements thereto or restatements thereof other than those which are (i) approved by the Required Lenders pursuant to the terms hereof or
(ii) not material.

         "Transactions" shall mean, the transactions contemplated by the Transaction Documents, including (i) the making of the Loans, (ii) the Terra Nova Acquisition, (iii) the repayment of the Terminating Senior Indebtedness, and (iv) the payment of permitted fees and expenses in connection with the foregoing.

         "Type" shall have the meaning given to such term in Section 2.2.

         "Unfunded Liabilities" shall mean, with respect to any Pension Plan at any time, the amount, if any, by which (i) the value of all benefit liabilities under such Pension Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Pension Plan, but only to the extent that such excess represents a potential liability of a member of the applicable ERISA group to the PBGC or any other Person under Title IV of ERISA.

         "Unrestricted Margin Stock" shall mean any Margin Stock owned by the Parent or any Subsidiary which is not Restricted Margin Stock.

         "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the aggregate principal amount of all Loans made by such Lender that are outstanding at such time.

         "U.S. Insurance Subsidiaries" shall mean the Insurance Subsidiaries of the Borrower that are organized under the laws of a State of the United States.

         "Wholly-Owned" shall mean, with respect to a Subsidiary, a Subsidiary all of the shares of Capital Stock of which are, directly or indirectly, owned or controlled by the Parent and/or one or more of its Wholly-Owned Subsidiaries.

         1.2   Accounting Terms. Except as specifically provided otherwise in
               ----------------
this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, SAP). Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP or SAP, as applicable as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 4.15. In the event that any changes in GAAP or SAP after such date are required to be applied to the Parent and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

         1.3   Other Terms; Construction. Unless otherwise specified or unless
               -------------------------
the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.


                                  ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         2.1   Commitments. Each Lender severally agrees, subject to and on the
               -----------
terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than its Commitment at such time, provided that no Borrowing of Loans shall be made (i) at any time, if, immediately after giving effect thereto, the aggregate principal amount of Loans outstanding at such time would exceed the aggregate Commitments at such time, and (ii) at any time after June 30, 2003, if, immediately after giving effect thereto, the aggregate principal amount of Loans outstanding at such time would exceed (x) the aggregate Commitments at such time minus (y) the aggregate principal amount outstanding under the Markel Senior Notes at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

         2.2   Borrowings.
               ----------

         (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that all Loans comprising the same Borrowing
                          --------
shall, unless otherwise specifically provided herein, be of the same Type.

         (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the
                                 --------  -------
Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

          (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

          (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in
Section 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Agent.

     2.3  Disbursements; Funding Reliance; Domicile of Loans.
          --------------------------------------------------

     (a) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under
                            --------
any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of Section 2.8. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     2.4  Notes.
          -----

     (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of Exhibit A.

     (b)  Each Note issued to a Lender shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that
                                                         --------  -------
the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

     2.5  Termination and Reduction of Commitments.
          ----------------------------------------

     (a) The Commitments shall be automatically and permanently terminated on the Termination Date.

     (b) In the event that, at any time on or after June 30, 2003, the aggregate principal amount of Indebtedness outstanding under the Terra Nova Senior Notes is greater than or equal to $50,000,000, the Commitments shall be automatically and permanently terminated on September 30, 2003.

     (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not
--------
less than $5,000,000 or, if greater, an integral multiple thereof.

The amount of any termination or reduction made under this Section 2.5(c) may not thereafter be reinstated.

         (d) Each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Commitments.

         2.6   Mandatory Payments and Prepayments.
               ----------------------------------

         (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.

         (b) In the event that, at any time, the aggregate principal amount of Loans outstanding at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess.

         (c) In the event that, at any time on or after June 30, 2003, the aggregate principal amount of the Loans outstanding at such time shall exceed an amount equal to (y) the aggregate Commitments at such time minus (z) the aggregate principal amount outstanding under the Markel Senior Notes at such time, the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess.

         (d) Each prepayment of the Loans made pursuant to Section 2.6(b) or 2.6(c) shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

         (e) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof.

         2.7   Voluntary Prepayments.
               ---------------------

         (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial
                                             --------
prepayment shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the

Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

         2.8   Interest.
               --------

         (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

         (b) Upon the occurrence and during the continuance of any default by the Borrower in the payment of any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

               (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of
         Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

               (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR

         Loan; provided, that in the event all LIBOR Loans made pursuant to a
               --------
         single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

               (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by Applicable Law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by Applicable Law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by Applicable Law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the
                                              --------
aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided,
                                                                --------
however, that the failure of the Agent to provide the Borrower or the Lenders
-------
with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

         2.9   Fees.  The Borrower agrees to pay:
               ----

         (a) To First Union Securities, Inc., for its own account, on the date of execution of this Agreement, the fees described in paragraphs (1) and (2) of the Fee Letter, in the amounts set forth therein as due and payable on such date and to the extent not theretofore paid to it;

         (b) To the Agent, for the account of each Lender, a commitment fee for the period from the date of this Agreement to the earliest of the Closing Date, February 1, 2000 or the Termination Date, at a per annum rate equal to 0.125% on such Lender's Commitment, payable in arrears on the earliest of the Closing Date, February 1, 2000 or the Termination Date.

         (c) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the earlier of the Closing Date or February 1, 2000 to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the earlier of the Closing Date or February 1, 2000, and (ii) on the Termination Date;

     (d) To the Agent, for its own account, the annual administrative fee described in paragraph (3) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

     2.10 Interest Periods. Concurrently with the giving of a Notice of
          ----------------
Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:
                                                        --------  -------
          (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) LIBOR Loans may not be outstanding under more than eight (8) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

          (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) the Borrower may not select any Interest Period that expires after the Maturity Date; and

          (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month.

     2.11 Conversions and Continuations.
          -----------------------------

     (a)  The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that
        --------

(x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of an Event of Default.

     (b) The Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     2.12 Method of Payments; Computations.
          --------------------------------

     (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its office referred to in Section 11.5, prior to 2:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m., Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 2:00 p.m., Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 2:00 p.m., Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender.

     (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of the actual number of days (including the first day but excluding the last day) elapsed and a year consisting of (i) in the case of Base Rate Loans, 365 or 366 days, as the case may be, or (ii) in all other instances, 360 days.

     2.13 Recovery of Payments.
          --------------------

     (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.14 Use of Proceeds. The proceeds of the Loans shall be used (i) to repay
          ---------------
the Terminating Senior Indebtedness in full, to finance in part the Terra Nova Acquisition and to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the Transactions, and (ii) thereafter, for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement.

     2.15 Pro Rata Treatment.
          ------------------

     (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided,
                                                                --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     2.16 Increased Costs; Change in Circumstances; Illegality; etc.
          ---------------------------------------------------------

     (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any Applicable Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), or (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding any reserves to the extent actually included within the Reserve Requirement in the calculation of the LIBOR Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, within five (5) Business Days of demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return. Notwithstanding the foregoing, the Agent and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 2.16(a) and that will not, in the reasonable judgment of the Agent or such Lender, be materially disadvantageous.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any Applicable Law regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, within five (5) Business Days of demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

     (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and
(iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders. Notwithstanding the foregoing, the Agent and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this
Section 2.16(c) and that will not, in the reasonable judgment of the Agent or such Lender, be materially disadvantageous.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any Applicable Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan,
(ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower. Notwithstanding the foregoing, the Agent and each Lender will take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this Section 2.16(d) and that will not, in the reasonable judgment of the Agent or such Lender, be materially disadvantageous.

     (e) A certificate of any Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be presumed to be correct and binding in the absence of proof of error. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by Applicable Law.

     2.17 Taxes.
          -----

     (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by, the overall net income (or franchise taxes imposed in lieu thereof) of the Agent or any Lender by reason of any present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof, other than such a connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

     (c) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes, the relevant Lender or the Agent, as applicable, shall cooperate with the Borrower in challenging such Tax at the Borrower's expense if requested by the Borrower, provided that (x) such contest
                                                 --------
shall be undertaken solely in the name of the Borrower, and (y) each Lender shall retain control of any contest of any Taxes undertaken in its name. Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a credit against or refund or reduction with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender,as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment),
(i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, two properly completed Internal Revenue Service Forms 4224, 1001, W-8BEN, W-8ECI or W-8 EXP, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, two certificates in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver, within thirty (30) days of the receipt of a written request of the Agent or the Borrower, to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that relate solely to such Non-U.S. Lender that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (f) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amount to any Non-U.S. Lender, in respect of United States federal income tax pursuant to this Section 2.17 to the extent that (i) the obligation to withhold amounts with respect to United States federal income tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of an assignee or a participant, on the date such Person became an assignee or participant hereunder), or with respect to payments to a new Lending Office, the date such Non-U.S. Lender designated such new Lending Office with respect to the Loans; provided, however, that this clause (i) shall not
                           --------  -------
apply to any assignee or Lending Office that becomes an assignee or new Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided, further, however, that this clause (i) shall not
                     --------  -------  -------
apply to the extent the indemnity payment or additional amounts that the assignee or participant (or the Lender through a new Lending Office) would otherwise be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such assignee or participant, or the Lender making the designation of such new Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for the failure of such Non-U.S. Lender to comply with the provisions of subsection (d) above.

     (g) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.17, then such Lender will change the jurisdiction of its Lending Office if, in the judgment of such Lender, such change (i) will eliminate or, if it is not possible to eliminate, will reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender. Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     2.18 Compensation. The Borrower will compensate each Lender upon demand for
          ------------
all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if due to any failure of the Borrower, a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it
--------  -------
sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. A certificate of any Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be presumed to be correct and binding in the absence of proof of error.

     2.19 Replacement of Lenders.
          ----------------------

     (a) The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender (i) that has requested compensation from the Borrower under Section 2.16(a), 2.16(b) or 2.17
(ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.16(d) or (iii) that shall refuse to fund, or otherwise default in the funding, of its ratable share of any Borrowing requested and permitted to be made hereunder and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days after the Borrower has given such Lender written notice thereof, in any case under clauses (i) through (iii) above by written notice to such Lender and the Agent given not more than thirty (30) days after any such event and identifying one or more Persons each of which shall be an Eligible Assignee and reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the
                                     --------
Borrower to the Replaced Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 10.7(a) (but shall not be required to pay the processing fee otherwise payable to the Agent pursuant to Section 10.7(a), which fee, for purposes hereunder, shall be waived), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay (x) to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender under Section 2.9(b), and (y) to the Agent, for its own account, any amount owing to the Agent by the Replaced Lender under Section 2.3(b), and (iii) all other obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under Section 2.16(a) and (b) which give rise to the replacement of such Replaced Lender and amounts payable under Section 2.18 as a result of the actions required to be taken under this Section 2.19, shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.


                                  ARTICLE III

                             CONDITIONS OF BORROWING

     3.1  Conditions of Initial Borrowing. The obligation of each Lender to make
          -------------------------------
Loans in connection with the initial Borrowing hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent (provided that
                                                                   --------
in no event shall the Lenders be obligated to make any Loans hereunder if the initial Borrowing does not occur on or prior to June 30, 2000):

     (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

          (i) a Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, each duly completed in accordance with the relevant provisions of Section 2.4 and executed by the Borrower; and

          (ii) the favorable opinions of McGuire, Woods, Battle & Boothe LLP, counsel to the Borrower and Holdings, in substantially the form of Exhibit E addressed to the Agent and the Lenders and addressing such other matters as the Agent or any Lender may reasonably request.

     (b) The Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of each of the Borrower and Holdings, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower and Holdings, as applicable, contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, including, without limitation, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, including, without limitation, the making of the initial Loans hereunder and the application of the proceeds thereof;
(iii) both immediately before and after giving effect to the consummation of the Transactions, including, without limitation, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since June 30, 1999, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change; and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in Section 3.2 have been satisfied or waived as required hereunder.

     (c) The Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower, Holdings and the Target, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower, Holdings or the Target, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower, Holdings or the Target, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) in the case of the certificates of the secretary or assistant secretary of the Borrower and Holdings, that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or Holdings, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or Holdings, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Agent shall have received a certificate as of a recent date of the good standing of each of the Parent and its Material Subsidiaries (including Insurance Subsidiaries, to the extent such certificates are available) under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction; provided, however, that for purposes of this Section 3.1(d), "Material Subsidiary" and "Material Insurance Subsidiary" shall be determined after giving effect to the Transactions.

     (e) All legal matters, documentation, and corporate or other proceedings incident to the Transactions shall be satisfactory in form and substance to the Agent; all approvals, permits and consents of any Governmental Authorities (including without limitation Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions contemplated shall have been obtained, without the imposition of conditions that are not acceptable to the Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of this Agreement.

     (f) The Acquisition Documents shall be in full force and effect and shall not have been amended, modified or supplemented, nor any provision thereof waived, in any material respect in the reasonable judgment of the Agent, since the date thereof, except as shall have been approved in writing by the Lenders; the Agent shall have received evidence satisfactory to it that, concurrently with the making of the Loans hereunder, all material conditions to closing the Terra Nova Acquisition set forth in the Acquisition Documents shall have been met or waived with the consent of the Lenders and the Terra Nova Acquisition shall be consummated in accordance with the material terms of the Acquisition Documents and in compliance with all Applicable Laws, including any necessary stockholder approvals.

     (g) The Agent shall have received evidence satisfactory to it that (i) prior to or substantially concurrent with the making of the initial Loans hereunder, (x) all principal, interest and other amounts outstanding with respect to the Terminating Senior Indebtedness shall be repaid and satisfied in full, (y) all commitments to extend credit under the agreements and instruments relating thereto shall be terminated, and (z) any Liens securing any Terminating Senior Indebtedness shall be released and any related filings terminated of record (or arrangements satisfactory to the Agent made therefor), and (ii) any letters of credit outstanding with respect to the Terminating Senior Indebtedness shall have been terminated or canceled.

     (h) The Agent shall have received the following at least five (5) days prior to the Closing Date, each of which shall be in form and substance satisfactory to the Agent: (i) certified search reports from an independent search service satisfactory to the Agent listing any tax lien, judgment or pending suit that names the Target, Terra Nova UK, Terra Nova Insurance Bermuda or Terra Nova Insurance UK (collectively, the "Search Entities") debtor or defendant, as appropriate, in its jurisdiction of organization or judicial district in or containing of organization; and (ii) the results of a search of all filings made against the Search Entities under the Uniform Commercial Code, or in the case of foreign jurisdiction, comparable Applicable Law, as in effect in the respective jurisdictions of organization for such Search Entities.

     (i) The Agent shall have received evidence satisfactory to it that the corporate structure of Holdings and its Subsidiaries, after giving effect to the Transactions, shall be as set forth on Schedule 3.1.

     (j) The terms and conditions of any preferred and common stock or other equity securities issued by Holdings or any of its Subsidiaries after the date hereof, shall be satisfactory to the Lenders, and, without limiting the foregoing, the exercise of any rights of holders thereof pursuant thereto, shall not potentially cause a Default or Event of Default.

     (k) The Borrower shall have paid (i) to First Union Securities, Inc., the unpaid balance of the fees described in paragraphs (1) and (2) of the Fee Letter, (ii) to the Agent, the initial payment of the annual administrative fee described in paragraph (3) of the Fee Letter, (iii) to the Agent, the fees described in Section 2.9(b), and (iv) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (l) Each Lender shall have received the financial statements referred to in Sections 4.15(a) and 4.15(b) and the financial statements required to be delivered on or before the Closing Date pursuant to Sections 5.1 and 5.2.

     (m) The Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in Sections 4.15(c) and 4.15(d), all of which shall be in form and substance satisfactory to the Agent.

     (n) The Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Agent, demonstrating the Borrower's compliance with the financial covenants set forth in Sections 6.1 through 6.5, determined on a pro forma basis as of September 30, 1999 after giving effect to the making of the initial Loans hereunder and the consummation of the Transactions.

     (o) The Agent shall have received evidence satisfactory to it that immediately following the consummation of the Transactions, Consolidated Net Worth shall be not less than $750,000,000.

     (p) The Markel Senior Notes and the Terra Nova Senior Notes shall each have a current rating from Standard & Poor's of BBB- or better.

     (q) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans and until replaced by a new Account Designation Letter, all other loans to be made hereunder.

     (r) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     3.2  Conditions of All Borrowings. The obligation of each Lender to make
          ----------------------------
any Loans hereunder, including the initial Loans, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

     (a)  The Agent shall have received a Notice of Borrowing in accordance with
Section 2.2(b);

     (b) Each of the representations and warranties contained in Sections 4.1, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9(g), 4.10, 4.11, 4.12, 4.14, 4.17, 4.19 and 4.22
shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date hereunder, both immediately before and after giving effect to the Loans to be made on such date; provided, however, that for determinations of whether there is a Default or Event of Default on account of a violation of
Section 6.3 or 6.4, the fair market value of the Eligible Investments of the Borrower or Terra Nova UK shall be deemed to be the fair market value of the Eligible Investments held by such Person five (5) Business Days before the date of Borrowing.

     (d) Each giving of a Notice of Borrowing, and the consummation of each Borrowing, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower and Holdings represent and warrant to the Agent and the Lenders:

     4.1  Organization; Power; Qualification. Each of the Parent and its
          ----------------------------------
Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature or transaction of its business requires such qualification and authorization, except where a failure to be so qualified and authorized would not in any given case or in the aggregate have a Material Adverse Effect.

     4.2  Ownership. Schedule 4.2 sets forth, as of the Closing Date, all of the
          ---------
Subsidiaries of the Parent, and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Parent in each class of its Capital Stock and each direct owner thereof, and indicates in each case whether such Subsidiary is a Material Subsidiary. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of the Parent or its Subsidiaries, except as disclosed in the applicable filings of the Borrower and Holdings with the SEC.

     4.3  Authorization. Each of the Borrower and Holdings has the corporate
          -------------
power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Credit Documents have been duly executed and delivered by the duly authorized officers of the Borrower and Holdings, and each such document constitutes the legal, valid and binding obligation of the Borrower and Holdings, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     4.4  Compliance of Agreement with Laws, Etc. The execution, delivery and
          --------------------------------------
performance by each of the Borrower and Holdings of the Transaction Documents to which it is a party in accordance with their respective terms, the Borrowings hereunder and the Transactions do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval which has not been obtained or waived, or, in the case of the Credit Documents, violate any Applicable Law relating to the Parent or any Subsidiary, and, in the case of the Acquisition Documents, violate any Applicable Law relating to the Parent or any Subsidiary, the violation of which could reasonably be expected to result in a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Parent or any Subsidiary or any material indenture, agreement or other instrument to which the Parent or any Subsidiary is a party or by which any of their respective properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent or any Subsidiary. Neither the Target nor any of its Material Subsidiaries is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Parent or any Subsidiary, to make loans or advances to the Parent or any Subsidiary, or to transfer any of its assets or properties to the Parent or any Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents, any Applicable Law or agreements with Governmental Authorities which could not reasonably be expected to result in a Material Adverse Effect.

     4.5  Compliance with Law; Governmental Approvals. Each of the Parent and
          -------------------------------------------
its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and is otherwise in compliance with all Applicable Laws in respect of the conduct of its business and the ownership and operation of its properties, except where a failure to have such Governmental Approvals, to be in compliance therewith or the failure to comply with such Applicable Law would not in any given case or in the aggregate have a Material Adverse Effect.

     4.6  Litigation. There are no actions, suits or proceedings pending nor, to
          ----------
the knowledge of the Parent, threatened against or in any other way relating adversely to or affecting the Parent or any Subsidiary or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority or other person in which there is a reasonable possibility of an adverse decision and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     4.7  Tax Returns and Payments. Each of the Parent and its Subsidiaries has
          ------------------------
duly filed or caused to be filed all federal, state, local and other tax returns required to be filed by it, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than those which are not yet delinquent and other than those which are being contested by the Parent or such Subsidiary in good faith and by appropriate proceedings and for which the Parent or such Subsidiary has established reserves as required by GAAP. No Governmental Authority has asserted any Lien or other claim against the Parent or any Subsidiary with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Parent and any of its Subsidiaries in respect of federal, state, local and other taxes since the organization of the Parent and any of its Subsidiaries are in the judgment of the Parent adequate, and the Parent does not anticipate any additional material taxes or assessments for any of such years.

     4.8  Intellectual Property Matters. To the best of the Parent's knowledge,
          -----------------------------
each of the Parent and its Subsidiaries owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. To the best of the Parent's knowledge, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights which are material to the Parent or its Subsidiaries, and neither the Parent nor any Subsidiary is liable in any material respect to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     4.9  Environmental Matters.
          ---------------------

     (a) The properties of the Parent and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or
(B) could give rise to any liability under, applicable Environmental Laws.

     (b) To the best of the knowledge of the Parent, such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and, to the best of the knowledge of the Parent, there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of any material property or properties of the Borrower and its Subsidiaries or impair the fair salable value thereof.

     (c) Neither the Parent nor any Subsidiary has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Parent or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Hazardous Materials have not been transported or disposed of from the properties of the Parent and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to any liability under, any applicable Environmental Laws.

     (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Parent, threatened, under any Environmental Law to which the Parent or any Subsidiary is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations.

     (f) There has been no release, or to the best of the knowledge of the Parent, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     (g) In the ordinary course of its business, the Parent conducts an ongoing review of the effect of Environmental Laws on the operations and properties of the Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs

(including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials and any related costs and expenses). On the basis of this review, the Parent has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     4.10 ERISA.
          -----

     (a) The Parent and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Internal Revenue Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Internal Revenue Code. No liability has been incurred by the Parent or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

     (b) No Material Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code) been incurred (without regard to any waiver granted under Section 412 of the Internal Revenue Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Material Pension Plan, nor has the Parent or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Internal Revenue Code,
Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Internal Revenue Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

     (c) Neither the Parent nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Internal Revenue Code.

     (d)  No Termination Event has occurred or is reasonably expected to occur.

     (e) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Parent, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Parent or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan in which there is a reasonable possibility of an adverse decision and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     4.11  Margin Stock. Neither the Parent nor any Subsidiary is engaged
           ------------
principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" (as each such term is defined or used in Regulation U) any Margin Stock. No part of the proceeds of any of the Loans will be used for purchasing or carrying Margin Stock in violation of the provisions of Regulation T, U or X or any provision of the Exchange Act and, without limiting the generality of the foregoing, not more than 25% of the value of the assets of the Parent and its Subsidiaries, on a consolidated basis, that are subject to the restrictions in Section 7.2 or 7.3 will be attributable to Margin Stock.

     4.12  Government Regulation. Neither the Parent nor any Subsidiary is an
           ---------------------
"investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended), and neither the Parent nor any Subsidiary is, or after giving effect to the Loans will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     4.13  Material Contracts. The Parent and its Subsidiaries have no Material
           ------------------
Contracts except for those disclosed in the applicable filings of the Borrower and Holdings with the SEC. Each Material Contract of the Parent and its Subsidiaries is, and after giving effect to the consummation of the Transactions will be, in full force and effect in accordance with the terms thereof.

     4.14  Burdensome Provisions. Neither the Parent nor any Subsidiary is a
           ---------------------
party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Parent and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     4.15  Financial Matters.
           -----------------

     (a) The Borrower has heretofore furnished to the Agent and each Lender copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1998, 1997, and 1996, and the related statements of income and cash flows for the fiscal years ended December 31, 1998, 1997 and 1996, together with the opinion of KPMG Peat Marwick, LLP thereon, (ii) the audited consolidated balance sheets of the Target and its Subsidiaries as of December 31, 1998, 1997 and 1996, and the related statements of income and cash flows for the fiscal years ended December 31, 1998, 1997 and 1996, together with the opinion of PricewaterhouseCoopers thereon, (iii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1999 and the related statements of income and cash flows for the nine-month period then ended, and (iv) the unaudited consolidated and consolidating balance sheet of the Target and its Subsidiaries as of September 30, 1999 and the related consolidated and consolidating statements of income and cash flows for the nine-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP, and with respect to the financial statements described in clauses (iii) and (iv) above, to normal year-end adjustments) and fairly present in accordance with GAAP (x) the financial condition of the Borrower and its Subsidiaries and of the Target and its Subsidiaries, in each case on a consolidated basis as of the respective dates thereof, and (y) the results of operations of the Borrower and its Subsidiaries and of the Target and its Subsidiaries, on a consolidated basis, for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries or the Target or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that would in accordance with GAAP have been required to be disclosed or provided for in such financial statements.

     (b) The Borrower has heretofore furnished to the Agent and each Lender copies of (i) the Annual Statements of each of its Material Insurance Subsidiaries and the Target's Insurance Subsidiaries as of December 31, 1998, 1997 and 1996, and for the fiscal years then ended, and (ii) the Quarterly Statements of each of its Material Insurance Subsidiaries and the Target's Insurance Subsidiaries as of September 30, 1999, and for the nine-month period then ended, each as filed with the relevant Insurance Regulatory Authority. Such financial statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with SAP (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments), were in compliance with Applicable Law when filed and fairly present in accordance with SAP the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in such financial statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective financial statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such financial statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

     (c) The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1999, a copy of which has heretofore been delivered to the Agent, gives pro forma effect to the consummation of the Terra Nova Acquisition, the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). Subject to stated assumptions made in good faith and having a reasonable basis set forth therein, the Pro Forma Balance Sheet presents fairly the financial condition of Holdings on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above; provided, however, that the Agent and the Lenders recognize that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Pro Forma Balance Sheet may differ from the projected results and that such differences may be material.

     (d) The Borrower has prepared, and has heretofore furnished to the Agent a copy of, annual projected balance sheets and statements of income and cash flows of Holdings for the six-year period beginning with the year ending December 31, 1999, giving effect to the Transactions (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower; provided, however, that the Agent and the Lenders recognize that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

     (e) Each of the Borrower and Holdings, after giving effect to the consummation of the Transactions, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     4.16  No Material Adverse Change. Since June 30, 1999, there has been no
           --------------------------
Material Adverse Change, and no event has occurred or condition arisen that could reasonably be expected to result in a Material Adverse Change.

     4.17  Year 2000 Compatibility. Any reprogramming required to permit the
           -----------------------
proper functioning, before, on and after January 1, 2000 of the Parent's and its Subsidiaries' (i) material computer-based systems and (ii) material equipment containing embedded microchips, and the testing of all such systems and equipment, as so reprogrammed, has been completed, except for such reprogramming the absence of which would not be expected to have a Material Adverse Effect. The cost to the Parent and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Parent and the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) are not expected to result in a Material Adverse Effect.

     4.18  Reinsurance Agreements. The Parent has no reason to believe that any
           ----------------------
material amount recoverable pursuant to any material Reinsurance Agreement applicable to the Insurance Subsidiaries or their properties or assets reflected in the relevant Annual Statement or Quarterly Statement is not fully collectible in due course. Each Insurance Subsidiary is entitled to take full credit on its Annual Statement or Quarterly Statement pursuant to Applicable Law for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. There are no assumption reinsurance contracts or arrangements entered into by any

Insurance Subsidiary in which such Insurance Subsidiary has ceded risk to any other Person which are material individually or in the aggregate to either the Parent and its Subsidiaries, taken as a whole.

     4.19  Absence of Defaults. No event has occurred and is continuing which
           -------------------
constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Parent or any Subsidiary under any material judgment, decree or order to which the Parent or its Subsidiaries is a party or by which the Parent or its Subsidiaries or any of their respective properties may be bound or which would require the Parent or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     4.20  Transaction Documents. The Borrower has heretofore delivered, or will
           ---------------------
on or prior to the Closing Date deliver, to the Agent a true, complete and correct copy of each of the Acquisition Documents, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments and modifications thereto. Each such Acquisition Document (together with all schedules and exhibits thereto) comprises, or upon execution and delivery on or prior to the Closing Date will comprise, a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof, and there are no, and will not then be any other material agreements or understandings or side agreements not contained therein that relate to or modify the substance thereof. Each such Acquisition Document is, or upon execution and delivery on or prior to the Closing Date will be, in full force and effect and no provision thereof has been, or will then have been, materially amended, modified or waived by any party thereto.

     4.21  Consummation of Transactions. As of the Closing Date, the Terra Nova
           ----------------------------
Acquisition will have been consummated in accordance with the terms of the Acquisition Documents and all Applicable Laws, and Holdings will be the legal owner of all of the outstanding Capital Stock of the Borrower and the Target, free and clear of any Liens.

     4.22  Accuracy and Completion of Information. All written information,
           --------------------------------------
reports and other papers and data produced by or on behalf of the Borrower, Holdings or any of their Subsidiaries and furnished to the Agent or the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Agent or the Lenders by the Borrower, Holdings or any of their Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the Credit Documents or in connection with the Transactions contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower, Holdings or their Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading with respect to the creditworthiness of the Borrower, Holdings or its Subsidiaries. Neither the Borrower nor Holdings is aware of any facts which it has not disclosed in writing to the Agent having a Material Adverse Effect, or which, insofar as the Borrower and Holdings can now foresee, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     The Borrower and Holdings covenant and agree that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     5.1  GAAP Financial Statements.  The Borrower will deliver to each Lender:
          -------------------------

     (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2000, the quarterly report for the Parent on Form 10-Q (or other applicable form) filed with the SEC with respect to such quarter;

     (b) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, the annual report for the Parent on Form 10-K (or other applicable form) filed with the SEC with respect to such year;

     (c) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2000, (i) unaudited consolidating balance sheets of the Parent and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidating statements of income and cash flows for the Parent and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, and (ii) unaudited consolidating balance sheets of the Target and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidating statements of income and cash flows for the Target and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

     (d) Such additional information, reports or statements (financial or otherwise) as the Agent or any Lender may from time to time reasonably request.

     5.2  Statutory Financial Statements.  The Borrower will deliver to each
          ------------------------------
Lender:

     (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2000, a Quarterly Statement of each U.S. Insurance Subsidiary and Terra Nova Insurance UK as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP;

     (b) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2000, the syndicate quarterly report for each Lloyd's Syndicate managed by a Subsidiary as of the end of such fiscal quarter and the for that portion of the fiscal year then ended, in the form filed with Lloyd's of London;

     (c) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1999, an Annual Statement of each U.S. Insurance Subsidiary, Terra Nova Insurance Bermuda and Terra Nova Insurance UK as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP;

     (d) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1999, the annual solvency return filed with Lloyd's of London on behalf of any Lloyd's Syndicate managed by a Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with Lloyd's of London; and

     (e) To the extent required by any Insurance Regulatory Authority, as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1999, a combined Annual Statement of the U.S. Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authorities, prepared in accordance with SAP.

     5.3  Other Business and Financial Information.  The Borrower will deliver
          ----------------------------------------
the following:


     (a) To each Lender, concurrently with each delivery of the financial statements described in Sections 5.1 and 5.2, a Compliance Certificate in the form of Exhibit C-1 (in the case of the financial statements described in Section 5.1) or Exhibit C-2 (in the case of the financial statements described in Section 5.2) with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of the Parent (or a vice president of the Parent having significant responsibility for financial matters), together in each case with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in the Worksheets as of the last day of the period covered by such financial statements;

     (b) To each Lender, concurrently with the delivery of the annual report for the Parent on Form 10-K described in Section 5.1(b), (i) a report thereon by KPMG Peat Marwick, LLP, , or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Parent and its Subsidiaries, as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (ii) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Parent and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however,
                                                           --------  -------
that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination;

     (c) To each Lender, promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports (including annual reports), notices as to material matters and proxy statements that the Parent or any of its Subsidiaries shall send or make available generally to the Parent's shareholders; (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Parent or any of its Subsidiaries shall render to or file with the SEC, the National Association of Securities Dealers, Inc. or any national securities exchange; (iii) to the extent permitted by Applicable Law, all significant reports on examination or other similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business; (iv) all significant filings made under applicable state insurance holding company acts by the Parent or any of its Subsidiaries, including, without limitation, filings seeking approval of material transactions with Affiliates; and (v) all material information sent by the Parent or any of its Subsidiaries to rating agencies, including without limitation Moody's, Standard & Poor's, A.M. Best and Duff & Phelps;

     (d) To each Lender, promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1999, a copy of each U.S. Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such U.S. Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such U.S. Insurance Subsidiary's jurisdiction of domicile;

     (e) To the Agent (who upon receipt shall deliver such report to each Lender that from time to time requests delivery thereof (by giving notice to the Agent) and executes a confidentiality agreement in form and substance satisfactory to the appropriate actuary or firm of actuaries), within thirty
(30) days of receipt by the Borrower or any Insurance Subsidiary, an annual actuarial review of the liabilities and other items of each Insurance Subsidiary as of the end of each fiscal year, commencing with the fiscal year ending December 31, 1999, prepared at the Borrower's expense, by an actuary or a firm of actuaries of national recognition; and

     (f) To each Lender, promptly upon (but in no event later than ten (10) days after) a Responsible Officer of the Borrower, Holdings or the Target obtains knowledge thereof, telephonic and written notice of any of the following:

          (i) any change by Standard & Poor's, Duff & Phelps, A.M. Best or Moody's in the senior unsecured debt credit rating of the Borrower;

          (ii) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Parent specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Parent has taken and proposes to take with respect thereto;

          (iii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Parent or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.6 or this subsection;

          (iv) the receipt by the Parent or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Parent or any of its Subsidiaries to be in compliance with Applicable Law or that threatens the taking of any action against the Parent or such Subsidiary or sets forth circumstances that would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Parent or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

          (v) the occurrence of any Termination Event, together with (x) a written statement of a Responsible Officer of the Parent specifying the details of such Termination Event and the action that the Parent has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such Termination Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Parent or such ERISA Affiliate with respect to such Termination Event; and

          (vi)  any event which makes any of the representations set forth in
     Article IV inaccurate in any material respect.

     5.4  Accuracy of Information. All written information, reports, statements
          -----------------------
and other papers and data furnished by or on behalf of the Borrower or Holdings to the Agent or any Lender (other than financial forecasts) whether pursuant to this Article V or any other provision of this Agreement or any of the other Credit Documents, shall be, at the time the same is so furnished, complete and correct in all material respects.

     5.5  Taxes. The Parent will pay and discharge, and cause each of its
          -----
Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges upon it, its income, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (a) such taxes, assessments, and governmental charges are being contested by the Parent or such Subsidiary in good faith and by appropriate proceedings, and (b) the non-payment of such taxes, assessments or charges would not have a material adverse effect on the business, operations, property or financial condition of the Parent, any Material Subsidiary or the Parent and its Subsidiaries taken as a whole and would not materially and adversely affect the ability of the Borrower or Holdings to perform its obligations under this Agreement or any of the other Credit Documents.

     5.6   Insurance. The Parent will maintain, and cause each of its
           ---------
Subsidiaries to maintain, insurance with responsible companies selected by the Parent and satisfactory to the Agent in such amounts and against such risks as is customarily carried by owners of similar businesses and property, and, on the Closing Date and from time to time thereafter, deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     5.7   Corporate Existence; Franchises. The Parent will, except as otherwise
           -------------------------------
permitted by Section 7.3, maintain, and cause each of its Material Subsidiaries to maintain, its corporate existence in good standing and to maintain all licenses, filings, registrations and Governmental Approvals material to the conduct of its business as now being conducted.

     5.8   Properties. The Parent will maintain, preserve, and protect all
           ----------
material franchises and trade names and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order, and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and cause each of its Subsidiaries to so maintain its material properties; provided that nothing contained in this Section 5.8 shall prevent the Parent or
--------
any Subsidiary from discontinuing any franchise or trade name which is not material to its business or the operation and maintenance of any of its non-material properties or from failing to make any repairs, renewals, replacements, betterments or improvements thereto if such discontinuance or failure is desirable, in the best judgment of the Parent, in the conduct of its business or the business of any Subsidiary.

     5.9   ERISA. The Parent will in addition to and without limiting the
           -----
generality of Section 5.11, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take any action the result of which could be a material liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Internal Revenue Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any liability under Section 4980B of the Internal Revenue Code or any liability to any qualified beneficiary as defined in Section 4980B of the Internal Revenue Code, and (e) furnish to the Agent upon the Agent's request such additional information concerning any Employee Benefit Plan as may be reasonably requested by the Agent.


     5.10  Investment Guidelines. The Parent will cause each of its Insurance
           ---------------------
Subsidiaries to comply in all material respects with all applicable regulatory investment requirements and guidelines, and all internal investment requirements and guidelines as they exist from time to time, and deliver to the Agent a copy of the revised internal investment requirements and guidelines each time they are modified in any material respect by an Insurance Subsidiary.

     5.11  Compliance with Laws. The Parent will comply, and cause each of its
           --------------------
Subsidiaries to comply, in all material respects with all Applicable Laws, including, without limitation, compliance with all Environmental Laws, and maintain in full force and effect all material Governmental Approvals, in each case applicable to the conduct of its business and the ownership and operation of its properties.

     5.12  Accounting Methods and Financial Records. The Parent will maintain,
           ----------------------------------------
and cause each of its Subsidiaries to maintain, a system of accounting, and keep, and cause each of its Subsidiaries to keep, such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP or SAP, as applicable, and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     5.13  Visits and Inspections. The Parent will permit, and cause each of its
           ----------------------
Subsidiaries to permit, representatives of the Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management matters prepared by independent accountants; and discuss with its principal officers and its independent accountants its business, assets, liabilities, financial condition, results of operations and business prospects.

     5.14  Conduct of Business. The Parent will engage, and cause each of its
           -------------------
Subsidiaries to engage, in business in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     5.15  Year 2000 Compatibility. The Parent will take all appropriate
           -----------------------
actions, and cause each of its Subsidiaries to take all appropriate actions, necessary to assure that the material computer based systems of the Parent and its Subsidiaries are able to operate and effectively process data which includes dates on and after January 1, 2000, except where the failure to operate or process such dates would not have a Material Adverse Effect. At the request of the Agent, the Parent and the Borrower shall provide reasonable assurances reasonably satisfactory to the Agent concerning compliance with this Section 5.15.

     5.16  Further Assurances. The Parent and the Borrower will make, execute
           ------------------
and deliver all such additional and further documents and instruments, and take all such further actions, as the Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes and the other Credit Documents.

                                  ARTICLE VI

                               FINANCIAL COVENANTS

     The Borrower and Holdings covenant and agree that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     6.1  Leverage Ratio. The Parent will not permit the Leverage Ratio to be
          --------------
greater than (i) as of any date on or after the Closing Date until the date eighteen (18) months after the Closing Date, 0.45 to 1.00; and (ii) at any time thereafter, 0.40 to 1.00.

     6.2  Interest Coverage Ratio. The Parent will not permit the Interest
          -----------------------
Coverage Ratio as of the last day of any fiscal quarter, beginning with the first fiscal quarter ending after the Closing Date, to be less than 3.25 to 1.00.

     6.3  Debt Service Reserve. The Borrower and Holdings will not permit, as of
          --------------------
any date on or after the Closing Date, the Liquid Assets of the Borrower as of such date (plus, if the aggregate principal amount of Indebtedness outstanding
           ----
under the Terra Nova Senior Notes as of such date is less than $50,000,000, the Liquid Assets of Holdings as of such date) to be less than (i) two (2) times
                                                                       -----
(ii) Debt Service reasonably determined by the Parent (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be paid or accrued by the Parent or its Subsidiaries during the period of four consecutive fiscal quarters immediately following such date, based upon the amount of the Loans and other Indebtedness of the Parent and its Subsidiaries outstanding at the beginning of such period and assuming that the interest rates in effect at the beginning of such period, taking into account the benefit and costs of any Interest Rate Agreement with respect to the Loans, will remain in effect throughout such period; provided, however, that, as of any date of
                        --------  -------
determination, (x) clause (ii) above shall not take into account the Debt Service of any Excluded Subsidiary, and (y) if the Parent is in compliance with
Section 6.4 as of such date, clause (ii) above shall not take into account the Interest Expense of Terra Nova UK with respect to the Terra Nova Senior Notes.

     6.4  Terra Nova UK Interest Reserve. The Parent will not permit, as of any
          ------------------------------
date on or after the Closing Date, the Liquid Assets of Terra Nova UK as of such date to be less than two (2) times Interest Expense (as set forth in the
                             -----
relevant Covenant Compliance Worksheet) to be required to be paid or accrued by Terra Nova UK on the Terra Nova Senior Notes during the period of four consecutive fiscal quarters immediately following such date.

     6.5  Statutory Capital and Surplus. The Borrower and Holdings will not
          -----------------------------
permit, as of any date on or after the Closing Date, the aggregate Statutory Capital and Surplus of the U.S. Insurance Subsidiaries to be less than $316,000,000.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     The Borrower and Holdings covenant and agree that, unless consent has been obtained pursuant to Section 11.6, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     7.1  Indebtedness. The Parent will not, and will not permit or cause any of
          ------------
its Subsidiaries to, create, incur, assume or suffer to exist in any manner any Indebtedness other than the following (collectively, "Permitted Indebtedness"):

          (i)   Indebtedness incurred under this Agreement and the Notes;

          (ii) Indebtedness of the Borrower or Holdings to which the payment of the Loans is senior or ranks pari passu, provided the creation, incurrence,
                                  ---- -----  --------
     assumption or existence of such Indebtedness would not otherwise result in a Default or Event of Default;

          (iii) Indebtedness of the Borrower and its Subsidiaries and the Target and its Subsidiaries existing as of the date of this Agreement and described on Schedule 7.1;

          (iv) Indebtedness of any Subsidiary owing to the Parent or any other Subsidiary;

          (v) Indebtedness of any Subsidiary (other than the Borrower and, while there is any Indebtedness outstanding under the Terra Nova Senior Notes, the Target or any of its Subsidiaries) outstanding at the time such Subsidiary becomes a Subsidiary and not incurred in contemplation thereof, provided (x) the Indebtedness remains the sole obligation of such
     --------
     Subsidiary and (y) the outstanding aggregate principal amount of such Indebtedness is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of the Borrower;

          (vi) Indebtedness of the Parent or any Subsidiary (other than, while there is any Indebtedness outstanding under the Terra Nova Senior Notes, the Target or any of its Subsidiaries) incurred in connection with the financing of any Acquisition, provided that (x) such Indebtedness shall not
                                   --------
     exceed the cost of the Acquisition and (y) immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

          (vii) Indebtedness of (x) the Parent or any Subsidiary incurred in connection with any Sale-Leaseback Transaction of fixed assets other than real property, provided that all such Sale-Leaseback Transactions of fixed
                    --------
     assets other than real property of the Parent and its Subsidiaries at such time does not involve assets having an aggregate fair market value of greater than $25,000,000, and (y) any Subsidiary incurred in connection with Sale-Leaseback Transaction of any real property owned by any Subsidiary as of the date hereof;

          (viii) Indebtedness of any Subsidiary (other than the Target or any of its Subsidiaries) under Hedge Agreements entered into for bona fide hedging purposes;

          (ix) Indebtedness of any Subsidiary secured by a Lien permitted pursuant to Section 7.2(ix) or 7.2(x);

          (x) Indebtedness of (x) the Parent or any Subsidiary (other than the Target or any of its Subsidiaries) secured by any Permitted Lien and
     (y) the Target and its Subsidiaries secured by a Lien permitted pursuant to
     Section 7.2(xi) or 7.2(xii), provided that, in each case, such Indebtedness
                                  --------
     does not exceed the value of the assets or property subject to such Permitted Lien;

          (xi) Indebtedness of (x) the Borrower and Holdings under the Markel Senior Notes and (y) Terra Nova UK and the Target under the Terra Nova Senior Notes;

          (xii) Indebtedness of any Subsidiary incurred in the ordinary course of its business in connection with letters of credit, appeal bonds or collateral agreements, that are related to reinsurance obligations, loss or claims payments under policies of insurance or other regulatory requirements; provided, however, that any letters of credit issued on
                   --------  -------
     behalf of the Target and its Subsidiaries to Lloyd's of London to support the relationship of the Target's Subsidiaries with Lloyd's of London shall not be "in the ordinary course of business" for such Persons;

          (xiii) Indebtedness of the Borrower in connection with the Standfast Corporate Underwriters Limited Letter of Credit issued in favor Lloyd's of London;

          (xiv) Indebtedness of the Target and its Subsidiaries in connection with the letters of credit issued as of the date hereof to Lloyd's of London to support the relationship of the Target's Subsidiaries with Lloyd's of London;

          (xv) Indebtedness of the Target and its Subsidiaries in connection with letters of credit that have been collateralized in full;

          (xvi) Indebtedness of the Target and its Subsidiaries in connection with unsecured letters of credit issued to Lloyd's of London to support the relationship of the Target's Subsidiaries with Lloyd's of London, to the extent that the aggregate principal amount of such Indebtedness outstanding does not exceed $50,000,000;

          (vxii) purchase money Indebtedness incurred solely to finance the payment of all or part of the purchase price of any equipment and technology acquired in the ordinary course of business and real property used for office purposes, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof; and

          (xviii) other Indebtedness of the Subsidiaries of Terra Nova UK.

     7.2  Liens. The Parent will not, and will not permit or cause any of its
          -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets or properties, whether now owned or hereafter acquired, other than the following (collectively, "Permitted Liens"):

          (i)    Liens described on Schedule 7.2;

          (ii)   Stock Acquisition Liens;

          (iii)  Liens securing the purchase money Indebtedness permitted under
     Section 7.1(xvii), provided that any such Lien (x) shall attach to such
                        --------
     property within ninety (90) days of acquisition thereof by the Parent or such Subsidiary and (y) shall not encumber any other property of the Parent or any of its Subsidiaries;

          (iv) Liens existing on any assets of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event, or any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent or a Subsidiary and not created in contemplation of such event;

          (v) Liens existing on any assets prior to the acquisition thereof by the Parent or a Subsidiary and not created in contemplation of such acquisition;

          (vi) Liens incurred in connection with mortgages on any real property owned by any Subsidiary on the date of this Agreement;

          (vii) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses, provided that such Indebtedness is not increased and is
                        --------
     not secured by any additional assets;

          (viii) Liens arising in the ordinary course of business of the Parent and its Subsidiaries (including Liens arising in the ordinary course of the insurance business of the Parent and its Subsidiaries) which do not secure Indebtedness and do not in the aggregate materially detract from or impair the use or value of the asset or assets subject thereto;

          (ix) Liens on assets securing obligations under Hedge Agreements entered into for bona fide hedging purposes, provided the aggregate amount
                                                  --------
     of assets subject to such Liens does not at any time exceed $50,000,000;

          (x) Liens on securities securing repurchase obligations of the Parent or a Subsidiary relating to those securities as long as such Liens arise in the ordinary course of business and as long as such Liens are in amounts and otherwise are on terms consistent with then existing practices in the repurchase agreement market;

          (xi) Liens on securities and cash of any Subsidiary which secure its obligations as a reinsurer;

          (xii) Liens on assets of the Target and its Subsidiaries pledged to Lloyd's of London to support the relationship of the Target's Subsidiaries with Lloyd's of London;

          (xiii) Liens securing Indebtedness permitted under Sections 7.1(xiii), 7.1(xiv) and 7.1(xv); and

          (xiv) other Liens securing obligations of the Parent and its Subsidiaries in an aggregate principal amount at any time outstanding not exceeding five percent (5%) of Consolidated Net Worth.

The restrictions contained in this Section 7.2 shall not apply to Unrestricted Margin Stock.

     7.3  Merger, Acquisition, Sale of Assets and Liquidation. The Parent will
          ---------------------------------------------------
not, and will not permit or cause any Material Subsidiary to, enter into any merger or consolidation with any Pledged Subsidiary, and the Parent will not, and will not permit or cause any Subsidiary whose assets (excluding intercompany accounts) comprise greater than ten percent (10%) of Consolidated Total Assets, to wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation with any other Person, or sell or otherwise dispose of all or substantially all of its assets to any other Person; provided, however,
                                                            --------  -------
that

          (i)   the Borrower and Holdings may effect the Terra Nova Acquisition;

          (ii) the Borrower or Holdings may merge or consolidate with any Subsidiary (other than a Pledged Subsidiary) or other Person incorporated under the laws of a State of the United States, provided that (x) the
                                                     --------
     Borrower or Holdings, as applicable, is the surviving corporation or, if the merger or consolidation is between the Borrower and Holdings, one of the Borrower or Holdings is the surviving corporation, and (y) immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

          (iii) any Subsidiary (other than the Borrower (if the Borrower is then a Subsidiary) or a Pledged Subsidiary) may be merged or consolidated into, or may be liquidated into, or may sell, lease or transfer assets to, the Parent or a Wholly-Owned Subsidiary (other than a Pledged Subsidiary), provided that (x) in the case of a merger or consolidation, the Parent or
     --------
     the Wholly-Owned Subsidiary is the surviving corporation and (y) immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

          (iv) the Parent or any Subsidiary may sell or otherwise dispose of any of its assets to the Parent or another Subsidiary (other than an Excluded Subsidiary), provided that immediately after giving effect
                           --------
     thereto, no Default or Event of Default would exist;

          (v) the Parent and any Subsidiary may dispose of all or any portion of the Capital Stock of AIIC, and AIIC may dispose of all or any portion of its assets;

          (vi) the Parent and any Subsidiary may sell or otherwise dispose of assets in connection with a Sale-Leaseback Transaction, provided that
                                                             --------
     immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

          (vii) the Parent and any Subsidiary may sell or otherwise dispose of investments (other than investments in any Subsidiary) in the ordinary course of business.

The restrictions contained in this Section 7.3 relating to the sale, lease, assignment, distribution and disposal of assets shall not apply to Unrestricted Margin Stock.

     7.4  Acquisitions; Investments. The Parent will not, and will not permit or
          -------------------------
cause any of its Subsidiaries to, (i) effect an Acquisition of any Person if (x) immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing or (y) such Person is not primarily engaged in the property and casualty insurance or property and casualty insurance-related businesses, or (ii) make, or permit to exist, any loans, advances or other extensions of credit to any employees of the Parent or its Subsidiaries (other than loans or advances for the purpose of purchasing Capital Stock of the Parent) if the aggregate principal amount of all such loans and advances by the Parent and its Subsidiaries to such employees is greater than $10,000,000.

     7.5  Transactions with Excluded Subsidiaries and Affiliates. The Parent
          ------------------------------------------------------
will not, and will not permit or cause any Subsidiary to (i) sell, lease, assign or otherwise transfer, directly or indirectly, any property or assets to an Excluded Subsidiary, (ii) make any loan or other advance to an Excluded Subsidiary, or (iii) enter into or be a party to any other transaction with an Excluded Subsidiary or any Affiliate, except pursuant to (x) Section 7.4(ii) or
(y) the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with an unrelated Person; provided, however, that
                                                   --------  -------
nothing contained in this Section 7.5 shall prohibit the Parent or any Subsidiary from entering into a transaction with an Excluded Subsidiary involving the transfer of insurance and reinsurance risks as long as the transaction results in a true transfer of risk.

     7.6  Use of Proceeds. The Parent will not permit any of the proceeds of the
          ---------------
Loans to be used, directly or indirectly, in any manner which would cause any Lender to violate Regulation U, and, without limiting the generality of the foregoing, the Parent will not permit more than 25% of the value of the assets of the Parent and its Subsidiaries, on a consolidated basis, that are subject to the restrictions contained in Sections 7.2 and 7.3 to be attributable to Margin Stock.

     7.7  Certain Accounting Changes. The Parent will not, and will not permit
          --------------------------
or cause any Subsidiary to, change its fiscal year end or make, or permit any of its Subsidiaries to make, any change in its accounting treatment and reporting practices except as required by GAAP or SAP, as applicable.

     7.8  No Other Negative Pledges. The Parent will not, and will not permit or
          -------------------------
cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than (i) any such agreement or restriction that only requires that an obligation receive pari passu treatment with any such Lien or
(ii) as set forth in (x) this Agreement, (y) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and

(z) operating leases of real or personal property entered into by the Parent or any of its Subsidiaries as lessee in the ordinary course of business.

      7.9  Minimum Claims-Paying Rating. The Parent will not permit any Material
           ----------------------------
Insurance Subsidiary deemed part of the Parent's "core group" by the applicable rating agency (other than AIIC) to maintain an individual claims-paying rating, or be a part of a group that maintains a group claims-paying rating (i) from Standard & Poor's than is lower that A-, or (ii) from each and all of Duff & Phelps, A.M. Best and Moody's that is lower than A- (or the rating equivalent, respectively).

      7.10 Additional Securities. The Parent will not permit or cause any of its
           ---------------------
Subsidiaries other than the Borrower or a Qualified Trust to issue any equity or trust preferred securities after the date hereof other than to the Parent or any Subsidiary. The Parent will not, and will not permit or cause the Borrower or any Qualified Trust to, issue any trust preferred securities that are not Qualified Debt Obligations.



                                 ARTICLE VIII

                               EVENTS OF DEFAULT

      8.1  Events of Default. Each of the following shall constitute an Event of
           -----------------
Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

       (a) Default shall be made by the Borrower in the payment of any principal due on any one or more of the Notes, when and as the same becomes due and payable, whether at the stated maturity thereof, by mandatory prepayment, by acceleration, demand or otherwise; or

       (b) Default shall be made by the Borrower in the payment of any interest due on any one or more of the Notes, any fee or any other Obligation when such interest, fee or other Obligation is due and payable and such default shall continue unremedied for a period of two (2) Business Days; or

       (c) Default shall be made by the Borrower or Holdings in the due observance or performance of any term, covenant or agreement contained in
Section 2.14, 7.1, 7.2, 7.3 or 7.4 or contained in Article VI; or

       (d) Default shall be made by the Borrower or Holdings in the due observance or performance of any other term, covenant, or agreement contained in this Agreement, and such default shall continue unremedied for a period of thirty (30) days after the sending of written notice of such default to the Borrower by the Agent; or

       (e) Any representation or warranty made by the Borrower or Holdings herein or any statement or representation made in any certificate, report, or opinion delivered pursuant hereto shall prove to have been incorrect in any material respect when made; or

       (f) The Parent or any Material Subsidiary shall be generally not paying its debts as such debts become due, shall become insolvent or unable to meet its obligations as they mature; or

       (g) The Parent or any Material Subsidiary shall make an assignment for the benefit of creditors, shall apply for or consent to the appointment of a trustee, custodian or a receiver for itself or all or a substantial part of its properties or assets, shall admit in writing its inability to pay its debts as they mature, or take any corporate action to authorize any of the foregoing; or

       (h) A trustee, receiver or custodian shall be appointed for the Parent, any Material Subsidiary or for a substantial part of any of their properties; or

       (i) Any case in bankruptcy shall be commenced, or any reorganization, arrangement, insolvency, or liquidation proceedings or any proceedings for other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect shall be instituted, by or against the Parent or any Material Subsidiary and, if commenced or instituted against it, be consented to by the Parent or such Material Subsidiary, as the case may be, or remain undismissed and unstayed for a period of thirty (30) days or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

       (j) Any one or more final judgments (other than a judgment incurred by an Insurance Subsidiary under or in connection with an insurance contract written in the ordinary course of business) for the payment of money involving an aggregate amount in excess of $10,000,000 which is not adequately insured or indemnified against shall be rendered against the Parent, any Subsidiary or any of their respective properties and the same shall remain undischarged for a period of twenty (20) days during which time execution shall not be effectively stayed; or

       (k) Any default shall be made in the payment or performance of any other obligation incurred in connection with any Indebtedness (other than Indebtedness incurred pursuant to this Agreement) of the Parent or any Subsidiary in excess of $20,000,000, if the effect of such default is to permit the holder of such Indebtedness (or a trustee on behalf of such holder) to cause it to become due prior to its stated maturity or any such Indebtedness becomes due prior to its stated maturity or shall not be paid when due; or

       (l) Any Person or group of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than members of the Markel family and trusts established by or for the benefit of members of the Markel family, shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock and twenty-five percent (25%) of the voting power of the Parent entitled to vote in the election of members of the board of directors of the Parent, or there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of $20,000,000 any "change in control" (as defined in such indenture or other evidence of Indebtedness) obligating the Parent to repurchase, redeem or repay all or any part of the Indebtedness or capital stock provided for therein; or

       (m) Any substantial part of the properties of the Parent or any Material Subsidiary shall be sequestered or attached and shall not have been returned to the possession of the Parent or such Material Subsidiary, as the case may be, or released from such attachment within thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

       (n) The occurrence of any of the following events: (i) the Parent or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Parent or any ERISA Affiliate is required to pay as contributions thereto other than an inadvertant failure to pay an amount not in excess of $100,000 that is corrected as soon as possible, (ii) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event shall occur, or (iv) the Parent or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $5,000,000; or

       (o) Any provision of this Agreement or any other Credit Document shall for any reason cease to be valid and binding on the Borrower or Holdings or the Borrower or Holdings shall so state in writing.

      8.2  Remedies: Termination of Commitments, Acceleration, etc. Upon and
           -------------------------------------------------------
at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

       (a) Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Credit Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Credit Documents to the contrary notwithstanding, and terminate the Commitments and any right of the Borrower to request or receive any Loans thereunder; provided that upon the occurrence of an Event of Default specified in Section 8.1(g), 8.1(h) or 8.1(i), the Commitments and the Borrower's right to receive Loans thereunder shall be automatically terminated and all Obligations shall automatically become due and payable;

       (b) Obtain, at the Parent's expense and as soon as reasonably possible, with respect to each Insurance Subsidiary, a current actuarial review and valuation statement of, and opinion as to the adequacy of, such Insurance Subsidiary's loss and loss adjustment expense reserve positions with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews and as may be requested by the Required Lenders, prepared by an independent actuarial firm acceptable to the Required Lenders in accordance with reasonable actuarial assumptions and procedures (the Borrower and the Parent hereby agreeing to cooperate in connection therewith); and

       (c) Exercise on behalf of the Lenders all of its and their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

       8.3  Remedies: Set-Off. In addition to all other rights and remedies
            -----------------
available under the Credit Documents or Applicable Law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower and Holdings, at any such time and from time to time, to the fullest extent permitted by Applicable Law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower and Holdings, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower and Holdings against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application; provided, however, that the
                                                  --------  -------
failure to give such notice shall not affect the validity of such set-off and application.



                                  ARTICLE IX

                                   GUARANTY

       9.1  Guaranty.
            --------

       (a) In consideration for the Lenders' willingness to make the Loans under this agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holdings hereby unconditionally, irrevocably and jointly and severally guarantees to the Agent and the Lenders, for the ratable benefit of the Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

       (b) Holdings further agrees to pay any and all expenses (including, without limitation, all reasonable fees and expenses of counsel actually incurred) that may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Holdings under this Article IX. This Article IX shall remain in full force and effect until the Obligations are paid in full and the Commitments have been terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

       (c) No payment or payments made by the Borrower or any other Person or received or collected by the Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings hereunder, and Holdings shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments have been terminated.

       (d) Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of their liability under this Article IX, it will notify the Agent and such Lender in writing that such payment is made under this Article IX for such purpose.

       9.2 Right of Set-Off. The Agent and each Lender is hereby irrevocably
           ----------------
authorized at any time and from time to time without notice to Holdings, any such notice being expressly waived by Holdings, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Lender to or for the credit or the account of Holdings, or any part thereof in such amounts as the Agent or such Lender may elect, against or on account of the obligations and liabilities of Holdings to the Agent or such Lender hereunder which are then due and payable and claims of every nature and description of the Agent or such Lender against Holdings, in any currency, whether arising hereunder, under any other Credit Document or otherwise in connection therewith, as the Agent or such Lender may elect, whether or not the Agent or such Lender has made any demand for payment. The Agent or such Lender shall notify Holdings promptly of any such set-off and the application made by the Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure
                                                     --------
to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent or such Lender may have.

       9.3 No Subrogation. Notwithstanding any payment or payments made by
           --------------
Holdings hereunder, or any set-off or application of funds of Holdings by the Agent or any Lender, Holdings shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or against any collateral or other security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by Holdings hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments have been terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Holdings in trust for the Agent and the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Agent in the exact form received by Holdings (duly endorsed by Holdings to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this Section shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

       9.4 Amendments, etc. with respect to the Obligations; Waiver of Rights.
           ------------------------------------------------------------------
Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral or other security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and any Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral or other security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against Holdings, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower, or any such other guarantor or any release of the Borrower, or such other guarantor shall not relieve Holdings of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against Holdings. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

       9.5 Guaranty Absolute and Unconditional. Holdings waives any and all
           -----------------------------------
notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between Holdings, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower and Holdings with respect to the Obligations, and without limitation of the foregoing, specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, and Sections 49-25 and 49-26 of the Code of Virginia, each as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time. This Article IX shall be construed as a continuing, absolute and unconditional guaranty of payment and not of collection and Holdings hereby waives any defenses that it may now have or in the future may have, or are deemed to have, without regard to (a) the validity, regularity or enforceability of this Agreement, any other Credit Document, any of the Obligations or any other collateral or other security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Agent or any Lender, (c) any discharge, modification, settlement, compromise or other action in respect of any Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations, or (d) any other circumstance whatsoever (with or without notice to or knowledge of Holdings or the Borrower) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of Holdings under this Article IX, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Holdings, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral or other security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral or other security or guarantee or to exercise any such right of offset, or any release of any of the Borrower or any such other Person or of any such collateral or other security, guarantee or right of offset, shall not relieve Holdings of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against Holdings. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and its respective successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of Holdings under this Agreement shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

      9.6  Reinstatement. This Article IX shall continue to be effective, or be
           -------------
reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

      9.7  Payments. Holdings hereby agrees that all payments required to be
           --------
made by it hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.


                                   ARTICLE X

                                   THE AGENT

      10.1 Appointment. Each Lender hereby irrevocably appoints and authorizes
           -----------
First Union to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

      10.2 Nature of Duties. The Agent shall have no duties or responsibilities
           ----------------
other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

      10.3 Exculpatory Provisions. Neither the Agent nor any of its officers,
           ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, Holdings, any of their Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower, Holdings or any of their Subsidiaries.

      10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be
           -----------------
fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any Applicable Law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the

Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

      10.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly
           ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower, Holdings and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower, Holdings and their Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower, Holdings and their Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, Holdings, their Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      10.6 Notice of Default. The Agent shall not be deemed to have knowledge or
           -----------------
notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been
                        --------  -------
furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until
                                                --------
the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

      10.7 Indemnification. To the extent the Agent is not reimbursed by or on
           ---------------
behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the

Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of
          --------  -------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

      10.8 The Agent in its Individual Capacity. With respect to its Commitment,
           ------------------------------------
the Loans made by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, Holdings, any of their Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      10.9 Successor Agent. The Agent may resign at any time by giving thirty
           ---------------
(30) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent
                                            --------
shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

If no successor to the Agent has accepted appointment as Agent by the thirtieth
(30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.


                                  ARTICLE XI

                                 MISCELLANEOUS

      11.1 Fees and Expenses. The Borrower and Holdings agree (i) whether or not
           -----------------
the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with the enforcement of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

      11.2 Indemnification. The Borrower and Holdings agree, whether or not the
           ---------------
transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans; provided, however, that
                                                        --------  -------
no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent directly resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

     11.3    Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE
             --------------------------------------
OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, VIRGINIA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); THE BORROWER AND HOLDINGS HEREBY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN THE COMMONWEALTH OF VIRGINA OR ANY FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF THE COMMONWEALTH OF VIRGINIA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER OR HOLDINGS. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER AND HOLDINGS CONSENT THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE
(3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR HOLDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

     11.4    Waiver of Jury Trial. EACH OF THE BORROWER, HOLDINGS AND EACH
             --------------------
LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE BORROWER, HOLDINGS OR ANY LENDER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER, HOLDINGS OR ANY LENDER. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the Borrower,

Holdings and each Lender (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that it has relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings with the other parties hereto, and
(ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that, based upon such review, it knowingly and voluntarily waives its jury trial rights to the extent permitted by applicable law. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO OR RESTATEMENTS OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.5    Notices. All notices and other communications provided for
             -------
hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

             (a) if to the Borrower or Holdings, to Markel Corporation, 4521 Highwoods Parkway, Glen Allen, Virginia 23060, Attention: Darrell D. Martin, Telecopy No. (804) 527-3810, with a copy to Markel Corporation, 4521 Highwoods Road, Glen Allen, Virginia 23060, Attention: Gregory B. Nevers, Telecopy (804) 527-3810;

             (b) if to the Agent, to First Union National Bank, One First Union Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

             (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to
                                  --------
the Agent shall not be effective until received by the Agent. Notwithstanding anything to the contrary set forth herein, to the extent practicable, each delivery of financial statements and other reports and deliverables (other than signed certificates) to a Lender pursuant to Article V may be made by e-mail transmission or other similar means and shall be deemed delivered when received by such Lender.

     11.6    Amendments, Waivers, etc. No amendment, modification, waiver or
             ------------------------
discharge or termination of, or consent to any departure by the Borrower or Holdings from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the

Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) release Holdings from its obligations under Article IX; or (iv) change any provision of Section 2.15 or this Section; and

     (c) unless agreed to by the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter may be amended or modified, and any
    -------- -------
rights thereunder waived, in a writing signed by the parties thereto.

     11.7    Assignments, Participations.
             ---------------------------

     (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided,
                                                                    --------
however, that (i) any such assignment (other than an assignment to a Lender or
-------
an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the
          --------
event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000, determined by combining the amount of the assigning Lender's outstanding Loans, and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender), and
(iv) the parties to each such assignment will execute and deliver to the

Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

     (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A. The Agent will return canceled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall
--------  -------
remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement,
(iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would
(x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 8.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount
--------
pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

     (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

     11.8    No Waiver. The rights and remedies of the Agent and the Lenders
             ---------
expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower, Holdings, and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     11.9    Successors and Assigns. This Agreement shall be binding upon, inure
             ----------------------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) neither the
                                    --------  -------
Borrower nor Holdings shall sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

     11.10   Survival. In addition, notwithstanding anything herein or under
             --------
Applicable Law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans, the termination of the Commitments, and any termination of this Agreement or any of the other Credit Documents.

     11.11   Severability. To the extent any provision of this Agreement is
             ------------
prohibited by or invalid under the Applicable Law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     11.12   Construction. The headings of the various articles, sections and
             ------------
subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     11.13   Confidentiality. Each Lender agrees to keep confidential, pursuant
             ---------------
to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower, Holdings or any of their Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i)
          --------  -------
to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any Applicable Law,

(iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of
Section 11.7(f).

     11.14   Counterparts; Effectiveness. This Agreement may be executed in any
             ---------------------------
number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

     11.15    Disclosure of Information. The Borrower and Holdings agree and
              -------------------------
consent to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will
-----------
consist of deal terms and other information customarily found in such publications. The Borrower shall have the right to review and approve such disclosure and any other public announcement made by the Agent before such announcement or disclosure is made (such approval not to be unreasonably withheld).

     11.16    Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND
              ----------------
INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED SEPTEMBER 21, 1999 BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                        MARKEL CORPORATION


                                        By:     /s/ Darrell D. Martin
                                                --------------------------------
                                        Name:   Darrell D. Martin
                                                --------------------------------
                                        Title:  EVP/CFO
                                                --------------------------------



                                        MARKEL HOLDINGS INC.


                                        By:     /s/ Darrell D. Martin
                                                --------------------------------
                                        Name:   Darrell D. Martin
                                                --------------------------------
                                        Title:  EVP/CFO
                                                --------------------------------










                            (signatures continued)

                                FIRST UNION NATIONAL BANK, as Agent
                                and as a Lender


                                By: /s/ Gail M. Golightly
                                    -----------------------------------
Commitment:
$100,000,000                    Title:  Senior Vice President
                                        -------------------------------

                                Instructions for wire transfers to the
                                 Agent:

                                First Union National Bank
                                ABA Routing No. 053000219
                                Charlotte, North Carolina
                                Account Number: 5000000009077
                                Account Name:  Markel Corporation
                                Attention:  Syndication Agency Services

                                Address for notices as a Lender:

                                First Union National Bank
                                One First Union Center, 5th Floor
                                301 South College Street
                                Charlotte, North Carolina 28288-0735
                                Attention:  Thomas A. Hunter, IV
                                Telephone:  (704) 383-6666
                                Telecopy:  (704) 383-7611
                                E-Mail:  tommy.hunter@funb.com

                                Lending Office:

                                First Union National Bank
                                One First Union Center, 5th Floor
                                301 South College Street
                                Charlotte, North Carolina 28288-0735
                                Telephone:  (704) 383-6666
                                Telecopy:  (704) 383-7611


                            (signatures continued)

                                BANK OF AMERICA, N.A.


                                By:    /s/ D. Keith Thompson
                                       ----------------------------------
Commitment:
$25,000,000                     Title: Principal
                                       ----------------------------------


                                Address for notices:

                                901 Main Street, 66/th/ Floor
                                Dallas, Texas 75202
                                Attention:  D. Keith Thompson
                                Telephone:  (214) 209-0611
                                Telecopy:  (214) 209-3742
                                E-Mail: keith.thompson@bankofamerica.com

                                Lending Office:

                                901 Main Street, 66/th/ Floor
                                Dallas, Texas 75202
                                Attention: D. Keith Thompson
                                Telephone: (214) 209-0611
                                Telecopy: (214) 209-3742


                            (signatures continued)

                                BANK ONE, NA


                                By:    /s/  Timothy J. Stambaugh
                                       ------------------------------
Commitment:
$60,000,000                     Title: Senior Vice President
                                       ------------------------------


                                Address for notices:

                                153 West 51/st/ Street
                                New York, New York 10019
                                Attention:  Timothy J. Stambaugh
                                Telephone:  (212) 373-1124
                                Telecopy:  (212) 373-1439
                                E-Mail:  timothy_stambaugh@em.fcnbd.com

                                Lending Office:

                                153 West 51/st/ Street
                                New York, New York 10019
                                Attention: Timothy J. Stambaugh
                                Telephone: (212) 373-1124
                                Telecopy: (212) 373-1439


                            (signatures continued)

                                BARCLAYS BANK PLC


                                By:    /s/ Paul Johnson
                                       ---------------------------
Commitment:
$50,000,000                     Title: Relationship Director
                                       ---------------------------


                                Address for notices:

                                Post Office Box 544
                                54 Lombard Street
                                London
                                EC3V 9EX
                                Attention:  Paul Johnson
                                Telephone:  011 44 171-699-3121
                                Telecopy:  011 44 171-699-2407
                                E-Mail:  paul.johnson1@barclays.co.uk

                                Lending Office:

                                Post Office Box 544
                                54 Lombard Street
                                London
                                EC3V 9EX
                                Attention:  Paul Johnson
                                Telephone:   011 44 171-699-3121
                                Telecopy:   011 44 171-699-2407


                            (signatures continued)

                            THE CHASE MANHATTAN BANK


                            By:    /s/ Robert Foster
                                   -----------------------------
Commitment:
$35,000,000                 Title: Vice President
                                   -----------------------------


                            Address for notices:

                            270 Park Avenue, 20/th/ Floor
                            New York, New York 10081
                            Attention:  Robert Foster, Vice President
                            Telephone: (212) 270-6186
                            Telecopy: (212) 270-1001
                            E-Mail: Robert.Foster@Chase.com

                            Lending Office:

                            Chase Manhattan Loan Services Group
                            1 Chase Manhattan Plaza, 8/th/ Floor
                            New York, New York 10081
                            Attention:  Laura Rebecca, Account Manager
                            Telephone:  (212) 552-7253
                            Telecopy:  (212) 552-7490

                            (signatures continued)

                            CRESTAR BANK


                            By:    /s/ W. A. Stratton
                                   ----------------------------------
Commitment:
$60,000,000                 Title: Senior Vice President
                                   ----------------------------------


                            Address for notices:

                            919 East Main Street
                            Richmond, Virginia 23219
                            Attention:  William A. Stratton
                            Telephone:  (804)782-7311
                            Telecopy:  (804) 782-5816
                            E-Mail:  Bill.Stratton@Crestar.com

                            Lending Office:

                            919 East Main Street
                            Richmond, Virginia 23219
                            Attention: William A. Stratton
                            Telephone: (804)782-7311
                            Telecopy: (804) 782-5816


                            (signatures continued)

                             FLEET NATIONAL BANK


                             By:     /s/ Lisa A. Pile
                                     --------------------------------
Commitment:
$50,000,000                  Title:  Assistant Vice President
                                     --------------------------------


                             Address for notices:

                             100 Federal Street
                             Boston, Massachusetts 02110
                             Attention:  Mary Ann Jordan
                             Telephone:  (617) 434-5687
                             Telecopy:  (617) 434-1096
                             E-Mail:  mjordan@bkb.com

                             Lending Office:

                             100 Federal Street
                             Boston, Massachusetts 02110
                             Attention: Mary Ann Jordan
                             Telephone: (617) 434-5687
                             Telecopy: (617) 434-1096


                            (signatures continued)

                             THE NORTHERN TRUST COMPANY


                             By:    /s/ James F. Monhart
                                    --------------------------
Commitment:
$35,000,000                  Title: Senior Vice President
                                    --------------------------


                             Address for notices:

                             50 S. LaSalle, 11/th/ Floor
                             Chicago, Illinois 60675
                             Attention: Nicole D. Boehm
                             Telephone: (312) 444-3640
                             Telecopy: (312) 630-6062
                             E-Mail: ndb2@notes.ntrs.com

                             Lending Office:

                             50 S. LaSalle, 11/th/ Floor
                             Chicago, Illinois 60675
                             Attention: Nicole D. Boehm
                             Telephone: (312) 444-3640
                             Telecopy: (312) 630-6062


                            (signatures continued)

                              THE ROYAL BANK OF SCOTLAND PLC


                              By:    /s/ Derek Bonnar
                                     -------------------------------
Commitment:
$35,000,000                   Title: Vice President
                                     -------------------------------


                              Address for notices:

                              Wall Street Plaza
                              88 Pine Street, 26/th/ Floor
                              New York, New York 10005-1801
                              Attention:  Derek I. Bonnar
                              Telephone:  (212) 269-1718
                              Telecopy:  (212) 480-0791
                              E-Mail:  bonnadi@rbos.co.uk

                              Lending Office:

                              Wall Street Plaza
                              88 Pine Street, 26/th/ Floor
                              New York, New York 10005-1801
                              Attention:  Derek I. Bonnar
                              Telephone:  (212) 269-1718
                              Telecopy:  (212) 480-0791


                            (signatures continued)

                           SOCIETE GENERALE, NY BRANCH


                           By:    /s/  Charles D. Fischer, Jr.
                                  ----------------------------
Commitment:
$50,000,000                Title: Vice President
                                  ----------------------------


                           Address for notices:

                           1221 Avenue of the Americas
                           13/th/ Floor
                           New York, New York 10020
                           Attention:  Charles Fischer, Jr.
                           Telephone:  (212) 278-6239
                           Telecopy:  (212) 278-7430
                           E-Mail:  Charles.fischer@us.socgen.com

                           Lending Office:

                           1221 Avenue of the Americas
                           13/th/ Floor
                           New York, New York 10020
                           Attention:  Charles Fischer, Jr.
                           Telephone:  (212) 278-6239
                           Telecopy:  (212) 278-7430

               (This signature page is intentionally left blank)

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 4th day of February, 2000 (this "Amendment"), is made among MARKEL CORPORATION, a Virginia corporation (the "Borrower"), MARKEL HOLDINGS INC., a Virginia corporation ("Holdings"), the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK (the "Agent").

                                   RECITALS

     The Borrower, Holdings, the Agent and the Lenders are parties to a Credit Agreement, dated as of December 21, 1999 (as amended, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     The Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement to reduce certain fees due thereunder, as more particularly set forth herein. The Borrower has requested that such amendments be effective as of January 31, 2000. The Agent and the Lenders have agreed to effect such amendments upon the terms and conditions set forth herein.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

     1.1  New Definitions.  Section 1.1 of the Credit Agreement is hereby
          ---------------
amended by adding the following definition of "Second Amendment Date" in appropriate alphabetical order:

               "Second Amendment" shall mean the Second Amendment to the Credit Agreement, between the Borrower, Holdings, the Agent and the Lenders, pursuant to which it is contemplated that the parties will agree to certain amendments to the Credit Agreement necessitated by the Target's 1999 financial performance and a contemplated amendment to the Merger Agreement.

               "Second Amendment Date" shall mean the date of the Second Amendment.

     1.2  Fees.  Section 2.9 of the Credit Agreement is amended by amending
          ----
and restating subsections (b) and (c) thereof in their entirety as follows:

               (b) To the Agent, for the account of each Lender, a commitment fee for the period from the date of this Agreement to the earliest of the Closing Date, March 31, 2000, the Second Amendment Date or the Termination Date, at a per annum rate equal to 0.125% on such Lender's Commitment, payable in arrears on the earliest of the Closing Date, March 31, 2000, the Second Amendment Date or the Termination Date;

               (c) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the earliest of the Closing Date, March 31, 2000 or the Second Amendment Date to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the earliest of the Closing Date, March 31, 2000 or the Second Amendment Date and (ii) on the Termination Date; and

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     The Borrower and Holdings hereby represent and warrant to the Agent and the Lenders as follows:

     2.1  Representations and Warranties.  After giving effect to this
          ------------------------------
Amendment, each of the representations and warranties of the Borrower and Holdings contained in Sections 4.1 and 4.3 the Credit Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     2.2  No Default.  After giving effect to this Amendment, no Default or
          ----------
Event of Default has occurred and is continuing.

                                  ARTICLE III

                                EFFECTIVE DATE

     Upon the execution and delivery of a counterpart of this Amendment by each of the parties hereto, this Amendment shall be effective as of January 31, 2000.

                                  ARTICLE IV

                                ACKNOWLEDGEMENT

     Holdings hereby acknowledges that the Borrower, the Agent and the Lenders have agreed, as provided herein, to amend the Credit Agreement as provided herein. Holdings hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under Article IX of the Credit Agreement and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by Holdings is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and Holdings acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.1  Effect of Amendment.  From and after the effective date of the
          -------------------
amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     5.2  Governing Law.  This Amendment shall be governed by and construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the conflicts of law provisions thereof).

     5.3  Expenses.  The Borrower and Holdings agree to pay upon demand all
          --------
reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     5.4  Severability.  To the extent any provision of this Amendment is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     5.5  Successors and Assigns.  This Amendment shall be binding upon, inure
          ----------------------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     5.6  Construction.  The headings of the various sections and subsections of
          ------------
this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     5.7  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

             [the remainder of this page left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                                        MARKEL CORPORATION


                                        By:    /s/ Darrell D. Martin
                                               ------------------------------

                                        Title: EVP/CFO
                                               ------------------------------

                                        MARKEL HOLDINGS INC.


                                        By:    /s/ Darrell D. Martin
                                               ------------------------------

                                        Title: EVP/CFO
                                               ------------------------------



                                        FIRST UNION NATIONAL BANK, as Agent and
                                        as a Lender


                                        By:    /s/ Gail M. Golightly
                                               ------------------------------

                                        Title: Senior Vice President
                                               ------------------------------


                                        BANK OF AMERICA, N.A.


                                        By:    /s/ Gary R. Peet
                                               ------------------------------

                                        Title: Managing Director
                                               ------------------------------


                                        BANK ONE, NA


                                        By:    /s/ Timothy J. Stambaugh
                                               ------------------------------

                                        Title: Senior Vice President
                                               ------------------------------

                                        BARCLAYS BANK PLC


                                        By:    /s/ R. P. Johnson
                                               ------------------------------

                                        Title: Relationship Director
                                               ------------------------------


                                        THE CHASE MANHATTAN BANK


                                        By:    /s/ Robert Foster
                                               ------------------------------

                                        Title: Vice President
                                               ------------------------------


                                        CRESTAR BANK


                                        By:    /s/ William A. Stratton
                                               ------------------------------

                                        Title: Senior Vice President
                                               ------------------------------


                                        FLEET NATIONAL BANK


                                        By:    /s/ Robert T.P. Storer
                                               ------------------------------

                                        Title: Senior Vice President
                                               ------------------------------


                                        THE NORTHERN TRUST COMPANY


                                        By:    /s/ Nicole D. Boehm
                                               ------------------------------

                                        Title: Commercial Credit Officer
                                               ------------------------------


                                        THE ROYAL BANK OF SCOTLAND PLC


                                        By:    /s/ Derek L. Bonnar
                                               ------------------------------

                                        Title: Vice President
                                               ------------------------------

                                        SOCIETE GENERALE, NY BRANCH


                                        By:    /s/ Charles D. Fischer, Jr.
                                               ------------------------------

                                        Title: Vice President
                                               -------------------------------

                     SECOND AMENDMENT TO CREDIT AGREEMENT
                                  AND CONSENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of the 17th day of March, 2000 (this "Amendment"), is made among MARKEL CORPORATION, a Virginia corporation (the "Borrower"), MARKEL HOLDINGS INC., a Virginia corporation ("Holdings"), the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the "Lenders"), and FIRST UNION NATIONAL BANK (the "Agent").

                                   RECITALS

     A. The Borrower, Holdings, the Agent and the Lenders are parties to a Credit Agreement, dated as of December 21, 1999 (as amended by the First Amendment, dated February 4, 2000, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower and the Target have entered into Amendment No. 2 (the "Merger Agreement Amendment") to the Agreement and Plan of Merger and Scheme of Arrangement, dated as of January 28, 2000, (which has previously been amended by the Confirmation and Amendment Agreement, dated December 1, 1999). The Borrower has requested that the Agent and the Lenders (i) approve and consent to the Merger Agreement Amendment, and (ii) agree to amend the Credit Agreement to make certain changes as reflected herein necessitated by the Target's 1999 financial performance. The Agent and the Lenders have agreed to effect such amendments upon the terms and conditions set forth herein.

     C. In addition, the Borrower is giving notice that it desires to terminate the Commitments in part in an aggregate amount of $100,000,000.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

     1.1  New Definitions. Section 1.1 of the Credit Agreement is hereby amended
          ---------------
by adding the following definition of "Merger Agreement Amendment" in appropriate alphabetical order:

          "Merger Agreement Amendment" shall mean the Amendment No. 2 to the Agreement and Plan of Merger and Scheme of Arrangement, dated as of January 28, 2000, between the Borrower and the Target.

     1.2  Existing Definitions.  The definitions of "Consolidated Net
          --------------------
Income Before Interest of Target", "Material Adverse Change" and "Second Amendment" in Section 1.1 of the Credit Agreement are hereby amended and restated as follows:

               "Consolidated Net Income Before Interest of Target" shall mean, for any period, the sum (without duplication) of
          (i) net income (or loss) for the Target and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) Consolidated Interest Expense of the Target to the extent taken into account in the calculation of net income (or loss) in clause (i) above, plus (iii) for any period that shall include the fiscal quarter ending December 31, 1999, the amount of the charge taken by the Target and its Subsidiaries (net of any tax effect) in such fiscal quarter (provided that such amount
                                          --------
          shall not exceed $129,000,000 on a pre-tax basis).

               "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), results of operations, business or assets of the Parent and its Subsidiaries, taken as a whole, other than (a) any changes solely in the market price of the shares of common stock of the Borrower or the Target or (b) any changes resulting from
          (i) changes in general economic conditions, (ii) changes in the market level of investment portfolios, and (iii) changes affecting the property and casualty insurance industry in general, or (c) any changes reflected in the information contained in Schedule 6.2 to the Merger Agreement Amendment.

               "Second Amendment" shall mean the Second Amendment to Credit Agreement, dated as of March 17, 2000, between the Borrower, Holdings, the Agent and the Lenders.

     1.3  Pro Forma Calculations of Financial Covenants.  Section 3.1(n) of the
          ---------------------------------------------
Credit Agreement is hereby amended by deleting the reference to "September 30, 1999" in such subsection and replacing it with "December 31, 1999."

     1.4  Minimum Consolidated Net Worth. Section 3.1(o) of the Credit Agreement
          ------------------------------
is hereby amended by deleting the reference to "$750,000,000" in such subsection and replacing it with "$650,000,000."

     1.5  Pro Forma Balance Sheet.  The first sentence of Section 4.15(c) of the
          -----------------------
Credit Agreement is hereby amended and restated as follows:

               The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1999, a copy of which has been delivered to the Lenders in connection with the Second Amendment, gives pro forma effect to the consummation of the Terra Nova Acquisition, the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet").

     1.6  Pro Forma Balance Sheet. The first sentence of Section 4.15(d) of the
          -----------------------
Credit Agreement is hereby amended and restated as follows:

               The Borrower has prepared, and delivered to the Lenders in connection with the Second Amendment, annual projected balance sheets and statements of income and cash flows of Holdings for the six-year period beginning with the year ending December 31, 1999, giving effect to the Transactions (the "Projections").

     1.7  Interest Coverage Ratio.  Section 6.2 of the Credit Agreement is
          -----------------------
hereby amended and restated as follows:

               6.2  Interest Coverage Ratio. The Parent will not
                    -----------------------
          permit the Interest Coverage Ratio, as of the last day of any fiscal quarter, to be less than (i) for any fiscal quarter ending on any date after the Closing Date but on or before December 31, 2000, 3.15 to 1.0 , and (ii) for any fiscal quarter ending thereafter, 3.25 to 1.0.

                                  ARTICLE II

                                    CONSENT

     For purposes of Sections 3.1(f) and 4.20 of the Credit Agreement, the Agent and the Lenders hereby approve and consent to the Merger Agreement Amendment.

                                  ARTICLE III

                             COMMITMENT REDUCTION

     3.1  Notice of Commitment Reduction.  Pursuant to Section 2.5(c) of the
          ------------------------------
Credit Agreement, the Borrower hereby gives notice that it terminates the Commitments in part in the aggregate amount of $100,000,000. The Agent and the Lenders hereby waive the requirement of five (5) Business Days' prior written notice. Such Commitment reduction shall be effective on the date hereof.

     3.2  Application of Commitment Reduction.  Notwithstanding Section 2.5(d)
          -----------------------------------
or 2.15 of the Credit Agreement, the permanent Commitment reduction pursuant to Section 3.1 of this Amendment shall be applied in full and only to the Commitment of Societe Generale, NY Branch (which Commitment shall be reduced from $50,000,000 to $0) Bank of America, N.A. (which Commitment shall be reduced from $25,000,000 to $0) and the Royal Bank of Scotland, plc (which Commitment shall be reduced from $25,000,000 to $0, the Royal Bank of Scotland, plc having previously assigned $10,000,000 of its Commitment to First Union National Bank). Accordingly, the Commitment of each other Lender shall be unaffected. Each of Societe General, New York Branch,
Bank of America, N.A. and the Royal Bank of Scotland, plc shall relinquish its rights under the Credit Agreement and other Credit Documents (other than such rights relating to indemnification to the extent such rights relate to the time prior to the permanent reduction of its Commitment), and be released from its obligations under the Credit Agreement and the other Credit Documents. Each of Societe Generale, New York Branch, Bank of America, N.A. and the Royal Bank of Scotland, plc hereby acknowledges that it shall receive no other fees and expenses relating to its Commitment other than those actually received by such Lender prior to the date hereof.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     The Borrower and Holdings hereby represent and warrant to the Agent and the Lenders as follows:

     4.1  Representations and Warranties. After giving effect to this Amendment,
          ------------------------------
each of the representations and warranties of the Borrower and Holdings contained in Sections 4.1 and 4.3 the Credit Agreement is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

     4.2  Merger Agreement Amendment. The Borrower has delivered a true,
          --------------------------
accurate and complete copy of the Merger Agreement Amendment, together with all schedules and exhibits referred to therein.

     4.3  No Default. After giving effect to this Amendment, no Default or Event
          ----------
of Default has occurred and is continuing.


                                   ARTICLE V

                                ACKNOWLEDGEMENT

     Holdings hereby acknowledges that the Borrower, the Agent and the Lenders have agreed, as provided herein, to amend the Credit Agreement as provided herein. Holdings hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under Article IX of the Credit Agreement and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by Holdings is made and delivered to induce the Agent and the Lenders to enter into this Amendment, and Holdings acknowledges that the Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.


                                  ARTICLE VI

                                 MISCELLANEOUS

     6.1  Effect of Amendment.  From and after the effective date of the
          -------------------
amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     6.2  Governing Law.  This Amendment shall be governed by and construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the conflicts of law provisions thereof).

     6.3  Expenses.  The Borrower and Holdings agree to pay upon demand all
          --------
reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

     6.4  Severability.  To the extent any provision of this Amendment is
          ------------
prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     6.5  Successors and Assigns.  This Amendment shall be binding upon, inure
          ----------------------
to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     6.6  Construction.  The headings of the various sections and subsections of
          ------------
this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     6.7  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

             [the remainder of this page left blank intentionally]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                        MARKEL CORPORATION



                                        By:    ________________________________

                                        Title: ________________________________



                                        MARKEL HOLDINGS INC.


                                        By:    ________________________________

                                        Title: ________________________________


                                        FIRST UNION NATIONAL BANK, as Agent
                                        and as a Lender


                                        By:    ________________________________

                                        Title: ________________________________

                                        BANK OF AMERICA, N.A.


                                        By:     _______________________________

                                        Title:  _______________________________


                                        BANK ONE, NA


                                        By:     _______________________________

                                        Title:  _______________________________


                                        BARCLAYS BANK PLC


                                        By:     _______________________________

                                        Title:  _______________________________


                                        THE CHASE MANHATTAN BANK


                                        By:     _______________________________

                                        Title:  _______________________________


                                        CRESTAR BANK


                                        By:     _______________________________

                                        Title:  _______________________________


                                        FLEET NATIONAL BANK


                                        By:     _______________________________

                                        Title:  _______________________________

                                        THE NORTHERN TRUST COMPANY


                                        By:     _______________________________

                                        Title:  _______________________________


                                        THE ROYAL BANK OF SCOTLAND PLC


                                        By:     _______________________________

                                        Title:  _______________________________


                                        SOCIETE GENERALE, NY BRANCH


                                        By:     _______________________________

                                        Title:  _______________________________